As filed with the Securities and Exchange Commission on October 9, 2002

                                 DEFINITIVE COPY


                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                 _______________

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|      Preliminary Proxy Statement
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
|_| Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))

                                 _______________

                            eLEC COMMUNICATIONS CORP.
                (Name of Registrant as Specified in Its Charter)
                     (Name of Person Filing Proxy Statement)
                                 _______________

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)    Title of each class of securities to which transaction applies:

      (2)    Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)    Proposed maximum aggregate value of transaction:

      (5)    Total fee paid:

|_|   Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)      Amount Previously Paid: $

      (2)      Form, Schedule or Registration Statement No.:

      (3)      Filing Party:

      (4)   Date Filed:

                            eLEC COMMUNICATIONS CORP.
                                 543 Main Street
                          New Rochelle, New York 10801


                                                                 October 9, 2002


Dear shareholder:

     You are hereby invited to attend the annual meeting of shareholders of eLEC Communications Corp., a New York corporation, to be held on Tuesday, November 26, 2002 at 10:00 a.m., local time, at our executive offices located at 543 Main Street, New Rochelle, New York 10801.

     Our board of directors has extensively evaluated our financial position and our ability to increase shareholder value as currently constituted. After careful consideration, our board of directors determined that it was in your and our best interest to eliminate the significant debt load of our wholly-owned subsidiary, Essex Communications, Inc. ("Essex"), by selling substantially all of the assets of Essex to a third party. On September 3, 2002, we entered into an agreement with Essex Acquisition Corp. ("EAC"), a wholly-owned subsidiary of BiznessOnline.com, Inc., to accomplish this goal. Under the terms of the agreement, EAC agreed to assume certain liabilities of Essex, including all obligations due and payable to Essex's largest vendor, Verizon Services Corp. By eliminating the burden of these obligations, we believe we will be able to continue to compete as a competitive local exchange carrier through our other licensed telecommunications subsidiaries and channel our resources into the growth of these subsidiaries. The transaction is subject to, among other things, approval by our shareholders.

     As more fully set forth in the accompanying proxy statement, at the annual meeting you will be asked to consider and vote to approve our proposal to sell substantially all of the assets of Essex. You will also be asked to elect three directors to our board of directors for the ensuing year, as we typically do at our annual meetings.

     In the materials accompanying this letter, you will find a notice of annual meeting of shareholders, a proxy statement relating to the actions to be taken by the shareholders at the annual meeting and a proxy card. Please read the notice and the proxy statement and consider the information included therein carefully. All shareholders are invited to attend the annual meeting in person. Whether or not you plan to attend the annual meeting, please complete, sign, date and return your proxy in the enclosed envelope. If you attend the annual meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the annual meeting.


                                                    Sincerely,


                                                    /s/ Joel Dupre
                                                    ----------------------
                                                    JOEL DUPRE
                                                    Chairman of the Board
                            eLEC COMMUNICATIONS CORP.
                                 543 Main Street
                          New Rochelle, New York 10801



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    TO BE HELD ON TUESDAY, NOVEMBER 26, 2002


                                                                 October 9, 2002

To the shareholders of eLEC Communications Corp.:

     Notice is hereby given that the annual meeting of shareholders of eLEC Communications Corp., a New York corporation, will be held at our executive offices located at 543 Main Street, New Rochelle, New York 10801 on Tuesday, November 26, 2002 at 10:00 A.M., local time, for the following purposes:

     1. To approve the sale of substantially all of the assets of Essex Communications, Inc. ("Essex"), our wholly-owned subsidiary, pursuant to the Asset Purchase Agreement dated as of September 3, 2002 (the "Agreement"), by and among our company and Essex, on the one hand, and Essex Acquisition Corp., a wholly-owned subsidiary of BusinessOnline.com, Inc., on the other hand, a copy of which is attached as Appendix A to the accompanying proxy statement;

     2. To elect three directors to our board of directors for the ensuing year; and

     3. To consider and act upon such other business as may properly come before the meeting.

     The foregoing items of business are more fully described in the proxy statement accompanying this notice. Our board of directors has fixed the close of business on Wednesday, September 25, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

     Whether or not you plan to attend the annual meeting, you should complete, sign, date and promptly return the enclosed proxy card, to ensure that your shares will be represented at the meeting. If you attend the annual meeting and wish to vote in person, you may withdraw your proxy and vote in person. You should not send any certificates representing stock with your proxy card.



                                                          Sincerely,


                                                          /s/ Joel Dupre
                                                          ---------------------
                                                          JOEL DUPRE
                                                          Chairman of the Board
                            eLEC COMMUNICATIONS CORP.
                                 543 Main Street
                          New Rochelle, New York 10801

                                 PROXY STATEMENT

Date, Time and Place of the Annual Meeting

     This proxy statement is furnished to shareholders of eLEC Communications Corp., in connection with the solicitation, by order of our board of directors, of proxies to be voted at the annual meeting of shareholders to be held on Tuesday, November 26, 2002, at 10:00 A.M., local time, at our executive offices located at 543 Main Street, New Rochelle, New York 10801, and at any adjournment or adjournments thereof. The accompanying proxy is being solicited on behalf of our board of directors. We intend to release this proxy statement and the enclosed proxy card to our shareholders on or about Wednesday, October 9, 2002.

Purpose of the Annual Meeting

     At the annual meeting, you will be asked to consider and vote upon the following matters:

     1. To approve the sale of substantially all of the assets of Essex Communications, Inc. ("Essex"), our wholly-owned subsidiary, pursuant to the Asset Purchase Agreement dated as of September 3, 2002 (the "Agreement"), by and among our company and Essex, on the one hand, and Essex Acquisition Corp. ("EAC"), a wholly-owned subsidiary of BiznessOnline.com, on the other hand, a copy of which is attached as Appendix A to this proxy statement (the "Sale Proposal");

     2. To elect three directors to our board of directors for the ensuing year; and

     3. To consider and act upon such other business as may properly come before the meeting.

Voting and Revocation of Proxies; Adjournment

     All of our voting securities represented by valid proxies, unless the shareholder otherwise specifies therein or unless revoked, will be voted FOR the Sale Proposal set forth herein, FOR each of the director nominees set forth herein and at the discretion of the proxy holders on any other matters that may properly come before the annual meeting. Our board of directors does not know of any matters to be considered at the annual meeting other than (i) the Sale Proposal and (ii) the election of three board members.

     If a shareholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. Any shareholder has the power to revoke such shareholder's proxy at any time before it is voted. A shareholder may revoke a proxy by delivering a written statement to our corporate secretary stating that the proxy is revoked, by submitting a subsequent proxy signed by the same person who signed the prior proxy, or by voting in person at the annual meeting.

     As of September 25, 2002, we had a total of 15,635,282 shares of common stock outstanding, including 16,000 shares of common stock issuable upon the conversion of our outstanding shares of Series A preferred stock. The affirmative vote of two thirds of the total outstanding shares entitled to vote at the annual meeting is required in order to approve the Sale Proposal, a plurality of the votes cast at the annual meeting by the shareholders entitled to vote in the election is required to elect the director nominees, and a majority of the votes cast by the shareholders entitled to vote at the meeting is required to take any other action. For purposes of determining whether a proposal has received the required vote, abstentions will be included in the vote totals, with the result being that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will also have the same effect as a negative vote. Shares that abstain or for which the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters.

     In the event that sufficient votes in favor of any of the matters to come before the meeting are not received by the date of the annual meeting, the persons named as proxies may propose one or more adjournments of the annual meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the annual meeting. The persons named as proxies will vote in favor of any such proposed adjournment or adjournments. We will bear the cost of the solicitation of proxies related to the annual meeting. However, under the asset purchase agreement, EAC has agreed to reimburse us for reasonable expenses not to exceed $40,000 in connection with our efforts to obtain shareholder approval of the Sale Proposal. EAC also agreed to pay us the additional sum of $12,500 for transaction-related legal fees upon obtaining the shareholder approval for the Sale Proposal. Such payments by EAC are to be made at the closing of the asset sale.

Solicitation

     The solicitation of proxies pursuant to this proxy statement will be primarily by mail. In addition, certain of our directors, officers or other employees may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation material to the beneficial owners of shares held by them of record. No additional compensation will be paid to our directors, officers or other employees for such services.

Quorum and Voting Rights

     Our board of directors has fixed Wednesday, September 25, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. Holders of record of shares of our common stock at the close of business on the record date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding voting securities entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting.


                       SUMMARY TERM SHEET OF SALE PROPOSAL

     You are being asked to vote on two items, the Sale Proposal and the election of directors. The information related to the election of directors is set forth in this proxy statement under Proxy Item 2. For your convenience, we have set forth below a summary of certain information relating to the Sale Proposal that is contained under Proxy Item 1 in this proxy statement. This summary does not contain all of the information that is important to you. We urge you to read this entire proxy statement (including all appendices) before you decide whether to vote in favor of the Sale Proposal. A copy of the agreement related to the Sale Proposal is attached as an appendix to this proxy statement. We have included page references parenthetically to direct you to a more complete description in this proxy statement of the topics presented in this summary.


Background of the Sale (page 11)         Since the spring of 2001, we have been
                                         exploring strategic alternatives to
                                         finance the growth of our business in
                                         the face of tightening financial
                                         markets and a general decline in the
                                         value of telecommunications companies.
                                         Since that time, we also reported that
                                         our ability to continue as a going
                                         concern is dependent upon our ability
                                         to raise additional working capital,
                                         increase revenue, improve our operating
                                         margins or significantly reduce our
                                         indebtedness and other payables. The
                                         substantial reduction in the
                                         availability of equity capital,
                                         particularly for telecommunications
                                         companies, over the past 18 months has
                                         caused us to seek strategic
                                         alternatives, including the sale of all
                                         or a portion of our assets or the
                                         potential liquidation of our business.
                                         In light of our inability to raise
                                         additional cash to continue to fund our
                                         growth, on September 3, 2002 we agreed
                                         to sell to EAC substantially all of the
                                         assets of our principal subsidiary,
                                         Essex, in consideration of the
                                         agreement of EAC to assume in excess of
                                         $9,800,000 of our liabilities. This
                                         transaction offered us an additional
                                         cash reimbursement of $270,000, which
                                         will allow us to continue operations of
                                         our remaining telecommunications
                                         subsidiaries. In the course of reaching
                                         our decision to approve the sale of the
                                         Essex assets pursuant to the asset
                                         purchase agreement, our board of
                                         directors consulted with management and
                                         our outside legal counsel.

Reasons for the Sale (page 13)           Our board of directors considered
                                         numerous factors relating to the
                                         benefits and risks associated with the
                                         asset purchase agreement and the sale
                                         of the assets and business of Essex and
                                         unanimously determined that the
                                         transactions contemplated by the asset
                                         purchase agreement is expedient and in
                                         the best interests of our company and
                                         our stakeholders.

Parties to the Transaction               We are a competitive local exchange
                                         carrier that, through our wholly-owned
                                         subsidiaries, offers small businesses
                                         and residential customers an integrated
                                         set of telecommunications products and
                                         services, including local exchange,
                                         local access, domestic and
                                         international long distance telephone,
                                         and a full suite of features including
                                         items such as three-way calling, call
                                         waiting and voice mail.

                                         Essex Communication, Inc., a New York
                                         corporation, is our principal operating
                                         subsidiary. Essex is currently selling
                                         local telephone and related services in
                                         nine states and is licensed as a
                                         competitive local exchange carrier in
                                         41 states. For the years ended November
                                         30, 2000 and 2001 and the six months
                                         ended May 31, 2002, Essex had revenues
                                         of approximately $9,536,000,
                                         $18,384,000 and $8,122,000,
                                         respectively, which constituted 80%,
                                         93% and 99%, respectively, of our total
                                         revenues for such periods. At November
                                         30, 2000 and 2001 and at May 31, 2002,
                                         Essex had total assets of approximately
                                         $3,402,000, $3,674,000 and $2,581,000,
                                         respectively, which constituted 23%,
                                         50% and 39%, respectively, of our total
                                         assets at such dates.

                                         Essex Acquisition Corp., a Delaware
                                         corporation, is a wholly-owned
                                         subsidiary of BiznessOnline.com, Inc.
                                         BiznessOnline.com is an integrated
                                         communications providers that offers
                                         customers co-location, e-commerce
                                         development, Web design and hosting
                                         services, high-speed Internet access
                                         and local/long distance telecom
                                         services.



Description of the Proposed Transaction  Our company, Essex and EAC entered into an asset purchase agreement and EAC and
                                         Essex entered into a consulting and
                                         funding agreement. Under these
                                         documents, Essex agreed to sell,
                                         subject to shareholder and other
                                         regulatory approval and certain other
                                         conditions, substantially all of its
                                         assets to EAC in exchange for $5.00 and
                                         the assumption by EAC of certain
                                         liabilities of Essex, including all
                                         obligations due and payable to Essex's
                                         largest creditor, Verizon

                                         Services Corp. In addition, EAC agreed
                                         to fund, at its option, and manage the
                                         operations of Essex until the closing,
                                         subject to certain limitations. Upon
                                         the closing of the transaction, EAC
                                         will pay us $270,000 to reimburse us
                                         for amounts previously paid by us to
                                         Essex's lender.



Asset Purchase Agreement (page 15)       Generally. Under the terms of the asset
                                         purchase agreement, we propose to sell
                                         to EAC substantially all of the assets
                                         of Essex for $5.00. EAC will also
                                         assume certain liabilities of Essex.

                                         Assets to be Sold. The assets that we
                                         propose to sell to EAC include
                                         substantially all of Essex's subsisting
                                         contracts, customer accounts and
                                         account balances, certain deposits, all
                                         intellectual property rights and
                                         transferable licenses, and certain
                                         customer records and other tangible
                                         property.

                                         Liabilities to be Assumed. EAC will
                                         assume certain liabilities of Essex,
                                         including certain accounts payable
                                         (including all obligations due and
                                         payable to Essex's largest vendor,
                                         Verizon Services Corp.), employee
                                         payables, contractual obligations and
                                         contingent liabilities. Such
                                         liabilities were estimated at
                                         approximately $9,816,500 when the asset
                                         purchase agreement was signed, and may
                                         be more or less than that amount on the
                                         date of closing of the asset sale.

                                         General Contract Terms. We, Essex and
                                         EAC make customary representations and
                                         warranties in the asset purchase
                                         agreement, including, with respect to
                                         our company and Essex, representations
                                         as to our title to, and the absence of
                                         litigation or infringement claims
                                         against us relating to, the assets to
                                         be sold to EAC. EAC's obligation to
                                         complete the sale is conditioned on our
                                         satisfaction of certain closing
                                         conditions, including our certifying
                                         the continuing accuracy of our
                                         representations, our performance of all
                                         required pre-closing obligations and
                                         our obtaining all necessary consents
                                         and approvals, including shareholder
                                         approval. Our representations and
                                         warranties will survive the closing of
                                         the transactions contemplated under the
                                         asset purchase agreement for a period
                                         of one year.

                                         Non-Solicitation of Customers. We and
                                         Essex have agreed that, for a period of
                                         three years following the closing, we
                                         will not, directly or indirectly,
                                         solicit any customer of Essex
                                         transferred to EAC. If, in the 18-month
                                         period following the closing, any such
                                         customer of Essex (subject to certain
                                         exceptions) terminates its relationship
                                         with EAC and establishes a customer
                                         relationship with our company or one of
                                         our affiliates, then we have agreed to
                                         pay EAC $200 for each customer line
                                         transferred.

                                         Non-Solicitation of Individuals. We and
                                         Essex agreed that, for a period of one
                                         year following the closing, we will
                                         not, directly or indirectly, persuade
                                         any director, officer, employee, agent
                                         or consultant to discontinue its
                                         engagement or employment with EAC or
                                         become employed in any activity
                                         substantially similar to or in any way
                                         competitive with the activities of EAC.
                                         We and Essex also agreed not to hire or
                                         retain any such individual.

                                         Indemnification. We, Essex and EAC have
                                         agreed to indemnify each other against
                                         all losses due to any breach or
                                         inaccuracy of our respective
                                         representations, warranties or
                                         covenants under the asset purchase
                                         agreement. Additionally, we and Essex
                                         have agreed to indemnify EAC against
                                         all losses incurred by EAC due to
                                         liabilities not expressly assumed by
                                         EAC under the asset purchase agreement,
                                         and EAC has agreed to indemnify us
                                         against any losses we incur due to
                                         liabilities assumed by EAC under the
                                         asset purchase agreement.

                                         Termination. The asset purchase
                                         agreement may be terminated under
                                         certain circumstances, including (i) by
                                         mutual written consent of the parties,
                                         (ii) by either party if the other party
                                         is in breach and such breach is not
                                         cured with 30 days, (iii) by either
                                         party, if the asset sale is not
                                         completed by December 31, 2002, or
                                         (iii) by EAC if Essex terminates the
                                         consulting and funding agreement. If
                                         the transaction is terminated for any
                                         reason other than by mutual consent or
                                         breach by EAC, EAC may purchase from
                                         Essex all customer lines in excess of
                                         the number of lines existing on the
                                         date of the asset purchase agreement
                                         for an aggregate cost of $1.00. If we
                                         and Essex fail to close the transaction
                                         for reasons other than a material
                                         uncured breach of the asset purchase
                                         agreement by EAC, then Essex will be
                                         obligated to pay to EAC as liquidated
                                         damages the sum of $1,000,000 in cash
                                         and to sell to EAC all customer lines
                                         in the State of New York at a cost of
                                         $50 per line.

Reimbursement Obligation (page 19)       In connection with our signing of the
                                         asset purchase agreement, EAC agreed to
                                         pay us at the closing of the
                                         transactions contemplated by the asset
                                         purchase agreement $270,000 to
                                         reimburse us for amounts previously
                                         paid by us under a guarantee agreement
                                         to Essex's lender. Pending such
                                         reimbursement payment, EAC agreed to
                                         lend us up to $270,000, which amount
                                         may be drawn in equal four equal
                                         installments on October 1, 2002,
                                         November 1, 2002, December 1, 2002 and
                                         January 1, 2003. Any amounts borrowed
                                         by us from EAC will be repaid from the
                                         amount EAC is to reimburse us at the
                                         closing under the asset purchase
                                         agreement.



Consulting and Funding Agreement         Essex and EAC entered into a consulting
(page 19)                                and funding agreement dated as of
                                         September 3, 2002 whereby the parties
                                         agreed that from the date of the
                                         agreement until the closing under the
                                         asset purchase agreement, the
                                         operations of Essex will be managed by
                                         EAC. As compensation for the management
                                         services, Essex agreed to pay EAC a
                                         monthly management fee of $10,000,
                                         which fee will accrue but only become
                                         payable if the closing does not occur.
                                         During the term of the agreement, EAC
                                         is responsible for all aspects of the
                                         business operations of Essex and may,
                                         at its option, secure financing for
                                         Essex in an amount up to $2,000,000 to
                                         fund Essex's operations. If the sale of
                                         Essex is completed, Essex will have no
                                         obligation to repay any advances made
                                         by EAC. However, if the transaction is
                                         not completed, Essex will be obligated
                                         to repay to EAC within 30 days after
                                         the termination of the asset purchase
                                         agreement and the consulting and
                                         funding agreement all interim operating
                                         advances made by EAC.

Dissenter's Rights (page 19)             Under the laws of New York, our
                                         shareholders who do not vote in favor
                                         of the Sale Proposal may have the right
                                         to seek to obtain payment in cash of
                                         the fair value of their shares. In
                                         order to exercise this right a
                                         shareholder must comply with certain
                                         procedural requirements. A copy of the
                                         relevant New York laws is set forth as
                                         Appendix B.

Regulatory Approvals (page 21)           Completion of the asset purchase will
                                         not occur until after receipt of all
                                         necessary regulatory approvals and
                                         consents. The FCC and several state
                                         public utility commissions have
                                         jurisdiction to review and/or approve
                                         the sale of assets, customer lines and
                                         licenses. In some states, a license
                                         cannot be sold, and EAC is applying for
                                         a new license so that the sale of
                                         assets can take place. As of the date
                                         of this proxy statement no regulatory
                                         approvals have been obtained.



Material United States Federal Income    Tax Consequences for Us. We will
Tax Consequences (page 21)               recognize net taxable gains on the sale
                                         of the assets of Essex equal to the
                                         excess of the amount realized on the
                                         sale over our aggregate adjusted basis
                                         in the assets sold. Although the gains
                                         will constitute capital gains, to the
                                         extent that we hold the Essex assets as
                                         capital assets, we expect that the
                                         gains will be offset by operating
                                         losses incurred during 2002 and/or by
                                         net operating loss carry-forwards from
                                         previous taxable years. The losses
                                         and/or loss carry-forwards so absorbed
                                         will not be available to offset income
                                         and gains that we may realize in the
                                         future.

                                         Tax Consequences for Our Shareholders.
                                         The sale of the Essex assets will not,
                                         in and of itself, cause our
                                         shareholders to recognize any income
                                         for federal income tax purposes.


Recommendation of the Board (page 14)    Our board of directors has unanimously
                                         determined that the asset sale by Essex
                                         is in your and our best interests and
                                         recommends that you vote FOR approval
                                         of the Sale Proposal.

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

     The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the proposals that are being submitted to our shareholders at the annual meeting. You should still carefully read this proxy statement in its entirety, including the attached appendices.

WHO IS SOLICITING MY PROXY?

     Our board of directors is soliciting proxies from each of our shareholders.

WHEN AND WHERE IS THE ANNUAL MEETING?

     The annual meeting will be held on Tuesday, November 26, 2002 at 10:00 a.m. local time, at our executive offices at 543 Main Street, New Rochelle, NY 10801.

WHO MAY VOTE?

     Only shareholders of record of our common stock as of the close of business on Wednesday, September 25, 2002 will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof. Each shareholder is entitled to one vote per share.

HOW DO SHAREHOLDERS VOTE?

     Registered shareholders can vote their shares (1) by mailing their signed proxy card or (2) in person at the annual meeting. If a shareholder does not intend to attend the annual meeting, any written proxy or notice should be returned to us, not later than the close of business on Thursday, November 21, 2002.

HOW DO PROXIES WORK?

     Giving your proxy means that you authorize us to vote your shares at the annual meeting in the manner you direct. If you sign, date and return the enclosed proxy card but do not specify how to vote, the persons named as proxies thereon will vote your shares FOR the Sale Proposal, FOR the election of the three individuals nominated to our board of directors and at their discretion with respect to any other proposals that may properly come before the annual meeting. We do not know of any other matter that will be brought before the annual meeting. The persons named as proxies are our directors.

HOW MAY A PROXY BE REVOKED?

     You may revoke your proxy before it is voted by delivering a written statement to our corporate secretary stating that the proxy is revoked, by submitting a subsequent proxy signed by the same person who signed the prior proxy, or by voting in person at the annual meeting.

IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

     Your broker will vote your shares only if you provide instructions on how to vote. You should follow the procedures provided by your broker regarding the voting of your shares.

WHAT HAPPENS IF I CHOOSE NOT TO SUBMIT A PROXY OR TO VOTE?

     If a shareholder does not submit a proxy or vote, it will have the same effect as a vote against approval of each of the proposals set forth in this proxy statement.

WHAT ARE THE SHAREHOLDERS BEING ASKED TO APPROVE?

     At the annual meeting you will be voting on two proposals:

           Proposal 1:   To approve the sale of substantially all of the assets
                         of Essex Communications, Inc., our wholly-owned subsidiary; and

           Proposal 2.   To elect three directors to our board of directors
                         for the ensuing year.

     You will also be asked to vote on any other business as may properly come before the meeting or any adjournment or postponement. Presently, we do not anticipate that any other business will be brought before the meeting.

HOW MANY VOTES ARE REQUIRED TO APPROVE THE PROPOSALS?

     As of September 25, 2002 we had a total of 15,635,282 shares of common stock outstanding, including 16,000 shares of common stock issuable upon conversion of our outstanding shares of Series A preferred stock. The affirmative vote of two-thirds of the outstanding shares of our common stock is required for the approval of the Sale Proposal and the affirmative vote of a plurality of our outstanding shares of common stock is required for the approval of the nominees for directors. For purposes of determining whether a proposal has received the required vote, abstentions will be included in the vote totals, with the result being that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will not be included in the vote totals and, therefore, will also have the same effect as a negative vote. Shares that abstain or for which the authority to vote is withheld on certain matters will, however, be treated as present for quorum purposes on all matters.

WHO PAYS FOR THIS PROXY SOLICITATION?

     We will bear the cost of solicitation of proxies relating to the annual meeting. However, under the asset purchase agreement, EAC has agreed to reimburse us for reasonable expenses not to exceed $40,000 in connection with our efforts to obtain shareholder approval of the Sale Proposal. EAC also agreed to pay us the additional sum of $12,500 for transaction-related legal fees upon obtaining the shareholder approval for the Sale Proposal. Such payments by EAC are to be made at the closing of the asset sale.

WHY IS MY VOTE NECESSARY FOR THE ASSET SALE?

     Your vote may be necessary to satisfy the New York Business Corporation Law. The sale of substantially all of the assets of Essex may be construed as a sale of substantially all of our assets, which would require the affirmative vote of the holders of two-thirds of our outstanding shares of common stock under New York Business Corporation Law Section 909, subject to certain exceptions. In addition, your vote is necessary because one of the conditions to the closing of the asset sale is the receipt of shareholder approval, which condition may be waived by EAC.

WHEN DO YOU EXPECT THE ASSET SALE TO BE COMPLETED?

     The closing of the asset sale will occur as soon as all of the conditions to closing are met, which includes receipt of, among other things, applicable shareholder and regulatory approvals. Unless extended by the parties to the asset purchase agreement, the sale must be completed by December 31, 2002.

WHAT IS THE BOARD'S RECOMMENDATION AS TO THE SALE PROPOSAL?

     Our board has unanimously determined that the asset sale by Essex is in your and our best interests and recommends that you vote FOR approval of the Sale Proposal.

WHY HAS THE BOARD DECIDED TO SELL THE ASSETS OF ESSEX?

     In light of our need of additional cash to continue operations and in recognition of the unavailability of more favorable financing alternatives, our board of directors has decided that the sale of the assets of Essex pursuant to the asset purchase agreement is in the best interests of our company and our shareholders. The proposed transaction will relieve us of more than $9,800,000 of liabilities and payables in exchange for the sale of the assets of Essex. The board of directors considered various benefits to approving the transaction, including that the sale of the assets of Essex would provide relief from burdensome liabilities and permit us to focus on the businesses of our other subsidiaries. Under the terms of the asset purchase agreement, we are also permitted to continue to compete in the sale of voice and data services to businesses and residential customers. Our board of directors also considered various negative factors concerning the sale of the assets of Essex pursuant to the asset purchase agreement and determined that overall the risks associated with the transaction were outweighed by the potential benefits of the sale.

WHAT OTHER OPTIONS WERE CONSIDERED BEFORE DECIDING TO SELL THE ASSETS OF ESSEX?

     Over the past 18 months we considered many possible financing and strategic alternatives, including issuing additional equity securities, obtaining a loan secured by our assets and selling all or a portion of our company. We also explored the possibility of restructuring our company and our liabilities under the protection of the available state and federal bankruptcy laws. We were unable to identify any qualified third party willing to purchase our equity or make us a loan on acceptable terms, nor were we able to negotiate the timely sale of our assets or business with any party other than EAC.

WHAT WILL OCCUR IF THE SALE OF THE ASSETS OF ESSEX IS NOT APPROVED AND NOT COMPLETED?

     Our board of directors does not believe that the long-term continued operation of Essex is feasible without additional capital to pay a significant portion of our outstanding liabilities and to fund the continued growth of our business. Therefore, if the sale of the assets of Essex to EAC is not approved, we must either (1) pursue an infusion of capital or another transaction in which we can sell all or a portion of Essex's business on acceptable terms, or (2) if no such transaction is found in the immediate future, liquidate Essex under the protection of federal or state bankruptcy laws. Given current market conditions and our past experience, we believe it is unlikely that we would be able to conclude an acceptable transaction in time to avoid liquidation of Essex.

     The sale by Essex of its assets to EAC under the terms contemplated by the asset purchase agreement also has certain benefits for the on-going operations of our company. As outlined above, at the closing of the asset sale, EAC has agreed to reimburse us $270,000 for amounts we have previously paid under a guarantee of certain indebtedness of Essex. In addition, in the asset purchase agreement, EAC has agreed to assume the obligations of Essex under a real property lease and a software billing agreement we have entered into with Essex. It is contemplated that monthly payments under the lease and the software billing agreement will aggregate in excess of $50,000 through at least January 2003. Our board of directors believes the long-term continued operation of our company may not be feasible without such additional payments. Therefore, if the sale to EAC is not approved, unless we can obtain an infusion of capital or another transaction in which we can sell Essex or all or a portion of its business on acceptable terms, it is likely we also will have to liquidate our remaining businesses under the protection of federal or state bankruptcy laws.

     If the transaction is terminated for any reason other than by mutual consent or breach by EAC, EAC may acquire all customer lines of Essex in excess of the number of lines existing on the date of the asset purchase agreement for an aggregate cost of $1.00. In addition, if we fail to close the transaction for reasons other than a material uncured breach of the asset purchase agreement by EAC, then Essex must pay to EAC as liquidated damages the sum of $1,000,000 in cash and sell to EAC all customer lines in the State of New York at a cost of $50 per line.

WHAT ARE THE FEDERAL TAX CONSEQUENCES OF THE SALE OF THE ASSETS OF ESSEX?

     We will recognize net taxable gains on the sale of the Essex assets equal to the excess of the amount realized on the sale over the aggregate adjusted basis in the assets sold, which gains we expect will be offset by our operating losses. The sale of the Essex assets will not, in and of itself, cause our shareholders to recognize any income for federal income tax purposes.

AM I ENTITLED TO APPRAISAL OR DISSENTER'S RIGHTS?

     Yes. Under the laws of New York, if you do not vote in favor of the Sale Proposal you may have the right to seek to obtain payment in cash of the fair value of your shares. In order to exercise your right you must comply with certain procedural requirements. A copy of the relevant New York laws is set forth as Appendix B to this proxy statement.

WHERE CAN I FIND MORE INFORMATION ABOUT YOU?

     We are subject to the information requirements of the Securities Exchange Act of 1934 and are required to file reports, proxy statements and other information with the Securities and Exchange Commission. You may inspect and copy our reports, proxy statements and other information at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. You may also obtain copies of the reports, proxy statements and other information from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a world-wide web site on the Internet at http://www.sec.gov that contains reports, proxies, information statements, registration statements and other information filed with the Commission through the EDGAR system.

     If you want to contact us directly, you may do so at the following address:

                           eLEC Communications Corp.
                           543 Main Street
                           New Rochelle, New York 10801
                           Attention:  Chief Executive Officer

                            SALE OF SUBSTANTIALLY ALL
                             OF THE ASSETS OF ESSEX
                                 (Proxy Item 1)

Background of the Sale

     We commenced operations in the telecommunications industry in 1998 by acquiring Essex, which was then a newly-formed competitive local exchange carrier ("CLEC"). At that time, most other CLEC's were investing substantial amounts of capital to buy circuit-switched equipment and roll-out fiber to build their networks. We refer to this strategy as "facilities-first" strategy, because the CLEC has invested in its equipment and placed the equipment in service before the CLEC has developed a customer base. We determined, instead, to develop a "customer-first," or a "deferred-build" strategy. We invested our capital to build our own operations support systems ("OSS") to support our customers and we leased facilities on an as-needed basis from incumbent local exchange carriers ("ILECs") while we built our customer base. After we obtained a substantial geographical concentration of customers, we could then make decisions regarding the purchase and installation of our own network equipment. We believed this strategy would allow us to be very flexible with our customer base as we grew our business. As planned, we could move our customer base to alternative access, if appropriate, and would not become a captive of our own underutilized equipment, as can happen with a "facilities-first" CLEC.

     On August 9, 2000, one of our affiliates, Access One Communications Corp. ("Access One"), was sold to Talk America Holdings Inc. ("Talk") in a stock-for-stock transaction. Following that sale, we owned approximately 1.9 million shares of Talk, which at August 31, 2000, was valued at approximately $13,490,000. Our shares of Talk bore a restrictive legend and were not freely tradable until November 1, 2000.

     As we did not want the entire financing our company to be solely dependent on the proceeds of our shares of common stock of Talk, in October 2000, Essex entered into a revolving enterprise value loan ("REVL") with Textron Financial Corp. (formerly known as RFC Capital Corporation). The REVL was secured by all of the assets and business of Essex, including its customer lines, and by 1,000,000 of our shares of common stock of Talk. Under the REVL, Essex was able to borrow, on a formula basis an amount up to three times its monthly cash collections, up to a maximum of $5 million, or four times its monthly cash collections if Talk common stock was trading at $2.50 per share or higher. This facility was expandable to up to $10 million under certain conditions, and it allowed Essex to continue to borrow to fund its growth because of the multiple formula of cash collections.

     Like most participants in the telecommunications sector, we did not anticipate the rapid downturn in the value of Nasdaq stocks, nor did we anticipate the resulting drop in the value of telecommunications stocks, including the common stock of Talk. The decrease in stock values, including the value of the common stock of Talk, which closed at a low of $0.56 per share in December 2000, forced us to consider other financing options and merger and acquisition possibilities in early 2001.

     In February 2001, through our own efforts and through the preliminary efforts of Kaufman Bros., L.P., an investment banking firm we engaged, we began to seek out and investigate possible financing or strategic alternatives. Through the autumn of 2001, however, neither our investment banker nor we were able to identify a qualified third party interested in entering into an acceptable strategic or financing relationship with us. Throughout this process, our management kept our board of directors apprised of the status of possible strategic alternatives. Our directors instructed management to continue to seek out and evaluate opportunities.

     In November 2001, a significant venture capital firm approached us to invest up to $30 million in our company. Based upon our due diligence and preliminary meetings with this group, we signed a letter of intent that included a no-shop clause and provided for an initial investment of $5,000,000 at a price of $0.40 per share, the approximate market price of our common stock at that time. This firm indicated it was seeking an interest in a UNE-P carrier with a scalable billing platform that it would provide it the opportunity to acquire several low-priced local exchange customer bases that were for sale. After several weeks of negotiations, the venture capital firm concluded, however, that prices of providers in the telecommunications industry would continue to decline, and in January 2002, it withdrew its offer and released us from the no-shop clause. Essex sought funding from its lender to fund the purchase of the local exchange lines we had been pursuing. However, without the venture firm's equity capital, Essex's lender refused to participate in the purchase of any lines.

     In January 2002, we began speaking with a CLEC that expressed interest in purchasing Essex, including all of its liabilities, and leasing space from us in our headquarters building. The transaction required the consent of our lender, which initially indicated it was not willing to lend to the potential purchaser. While trying to negotiate other financing arrangements with our lender, the potential purchaser acquired approximately 200,000 lines from another entity and lost interest in purchasing our Essex customer base.

     With the loss of this potential purchaser, in February 2002 our lender put us on notice that it would begin to sell shares of common stock of Talk pledged by us as collateral in an effort to pay down Essex's loan. The lender also requested secured guarantees from all of our other subsidiaries and a written agreement that limited over-advances to Essex under the REVL and eliminated the three times cash collections formula under which Essex was borrowing.

     We continued to pursue other buyers for the assets of Essex and received preliminary indications of interest at a purchase price that amounted to approximately $50 a line, or one times monthly revenues. Potential buyers pointed to the recent bankruptcy sale of the customer base of a competing CLEC that appeared to approximate $50 a line. We believed our lines were more valuable as they were not part of a bankruptcy estate and included approximately 10,000 lines in New York, where gross margins on the UNE-P service offering were higher than most states.

     By April 1, 2002, Essex was in default of certain covenants in its loan agreement, and its lender signed a forbearance agreement giving us until May 11, 2002 to find a buyer for Essex. We continued negotiating with two potential purchasers that indicated a willingness to pay approximately $150 a line, but we were unable to come to a written agreement with either one. Because we were making negotiating progress, Essex's lender extended the forbearance until May 25, 2002. When this deadline could not be met, in June 2002, Essex's lender sold our remaining shares of Talk.

     During the first five months of 2002, our investment banker informed us of at least four telecommunication companies that indicated preliminary interest in a merger with, or the purchase of, our company. However, these companies were not profitable, had substantial debt burdens and, in certain cases, had received a going concern qualification in the auditor's report from their independent accounting firm. After conducing preliminary due diligence of the interested parties, our board of directors concluded that all of the proposed transactions would be significantly dilutive to our shareholders and that none of these opportunities could offer long-term value to our stakeholders.

     In May 2002, we met with bankruptcy counsel and examined the possibility of Essex filing for protection under Chapter 11 of the United States Bankruptcy Code. However, the cash balances of Essex were not sufficient to fund a reorganization proceeding, and beginning in July 2002, its lender would no longer advance Essex any cash. The prospects of a bankruptcy filing by Essex were diminished by our lack of cash to continue forward, our lack of debtor-in-possession financing, and the large amounts payable to our primary vendor, Verizon Services, Corp. We anticipated that, following a voluntary bankruptcy filing by Essex, Verizon would demand large deposits to continue services to Essex, and Essex had no viable means to secure the cash to make such deposits.

     In April 2002, we commenced negotiations with EAC to structure a transaction in which we could retain our OSS and our other subsidiaries, and we could continue as a public company operating both as a CLEC and an OSS provider. On September 3, 2002, we, Essex and EAC executed the asset purchase agreement and related documentation.

Reasons for the Sale

     Our board of directors unanimously determined that the sale of substantially all of the assets of Essex and the other transactions contemplated by the asset purchase agreement is expedient and in our best interests and the best interests of our shareholders, Essex and its stakeholders, and unanimously recommends that our shareholders approve the Sale Proposal.

     Our board of directors believes the transactions contemplated by the asset purchase agreement will be beneficial to our company and our shareholders and considered a number of positive factors in reaching this conclusion, including the following:

     o if we do not consummate the transaction contemplated by the asset purchase agreement, we will likely be unable to continue to fund our operations and will be required to return our customer base to Verizon, our underlying carrier, as Essex is in default on its payments to Verizon. Should this loss of the Essex customer base occur, Essex would have no revenues going forward.

     o the $270,000 cash reimbursement we will receive in connection with the consummation of the transactions contemplated by the asset purchase agreement will enable us (i) to attempt to build and increase the value of our other competitive local exchange carriers, Telecarrier Services Inc., and New Rochelle Telephone Corp., as ongoing operations; or (ii) to have additional time to sell the service bureau business of our subsidiary, TelcoSoftware.com Corp., or our telemarketing subsidiary, Line One, Inc.; or (iii) to attempt to build our service bureau business and telemarketing business; or (iv) to find another entity with which to merge or to purchase to create a more substantial business entity.

     o under the terms of the asset purchase agreement, we are permitted to continue to compete in the sale of voice and data services to business and residential consumers. We can therefore continue to utilize for our shareholders the know-how that our employees have developed in marketing and providing telephone services to small businesses and residential consumers. While we are not permitted under the asset purchase agreement to solicit the customers that are sold to EAC, the remaining addressable market in the United States is estimated to be in excess of 200 million local access lines, giving us a very large potential customer base to which we can potentially sell services.

     o the gain we record on our books from the sale transaction and the assumption of liabilities by EAC far exceeds the total value of all of our outstanding shares, based on the recent trading prices of our common stock.

     o based on the history of our discussions with other parties, no other transaction involving the sale of Essex or its assets is likely to be more favorable to us and our shareholders.

     o the asset purchase agreement enables us to retain our operations support systems (OSS) that we developed over the last three years to provision, rate, bill and provide customer service to local and long distance telephone customers, thus leaving us with a valuable asset that is needed to generate future business.

     o the terms of the asset purchase agreement are reasonable and do not contain any extraordinary conditions, in order to close the transactions contemplated by the agreement.

     Our board of directors also considered a number of potentially negative factors in its deliberations concerning the transactions contemplated by the asset purchase agreement, including:

     o the consummation of the transactions contemplated by the asset purchase agreement is conditioned upon a number of factors, including: approval by our shareholders, regulatory approvals from various state and federal agencies, the accuracy of the representations and warranties of the parties and compliance by the parties with their obligations under the asset purchase agreement, and the absence of a decrease in the total number of local access lines sold of more than 25% from the time the agreement was signed.

     o the failure of the sale to be consummated for any reason would likely render Essex unable to pay its obligations and could result in our ceasing operations and/or filing for bankruptcy protection. Further, under certain circumstances, Essex would owe EAC $1,000,000 for failure to close and would be obligated to sell its New York local access lines to EAC for a purchase price of $50 per line.

     o after the consummation of the transactions contemplated by the asset purchase agreement, we need to rapidly rebuild our revenue base so that we can support our remaining fixed overhead; as a result of the sale, our total revenues will be substantially lower than they are currently and; while we believe our service bureau subsidiary, TelcoSoftware.com, is a valuable entity, even with the billing agreement it has in place with Essex (which agreement is to be assumed by EAC), it will not be generating a profit on a stand-alone basis.

     o the proceeds of the sale and the $270,000 reimbursement discussed above may not be sufficient to enable us to reach the break-even level before we run out of working capital.

     o we will no longer be a licensed carrier in 41 states and we will have to reapply for licenses in any state in which we want to sell telephone services.

     o Essex will probably cease to exist as an operating entity as a result of the sale.

     o Essex will remain responsible for certain pre-closing liabilities that are not related to the on-going business that EAC is to acquire.

     Our board of directors believes that certain of these negative factors are unlikely to occur or are unlikely to have a material impact on us, and that overall, the risks associated with the consummation of the transactions contemplated by the asset purchase agreement are outweighed by the potential benefits of the sale.

     The foregoing discussion of information and factors considered by our board of directors is not intended to be all-inclusive. In view of the wide variety of factors considered, our board of directors did not find it practicable to quantify or otherwise assign relative weight to the specific factors considered. However, after taking into account all of the factors set forth above, our board of directors unanimously determined that the sale of the assets of Essex and the other transactions contemplated by the asset purchase agreement was expedient and in our best interests and the best interests of our shareholders and that we should proceed with the sale of the assets of Essex and the other transactions contemplated by the asset purchase agreement.

Recommendation of the Board

     Our board of directors unanimously recommends that you vote FOR the sale of substantially all of the assets of Essex to EAC pursuant to the asset purchase agreement as described in this proxy statement.

Asset Purchase Agreement

     Following is a description of the material provisions of the asset purchase agreement. We do not purport to describe all of the terms of the asset purchase agreement. The full text of the asset purchase agreement is attached to this proxy statement as Appendix A and is incorporated into this proxy statement. All shareholders are urged to read the asset purchase agreement in its entirety because it is the legal document that governs the transaction and the principal document pursuant to which we propose to sell the assets of Essex to EAC.

     Purchased Assets. We propose to sell to EAC substantially all of the assets of Essex. Included in such sale are the following items relating to the Essex business, subject to certain exclusions in the asset purchase agreement:

     o all customer accounts and related account balances of current customers and former customers

     o    all outstanding shares of Essex Telecommunications of Virginia, Inc.

     o    certain customer lines

     o    certain bank account balances and pre-paid deposits

     o    all contracts, commitments and arrangements

     o all maintenance, service and warranty agreements associated with equipment and software

     o all software programs, billing systems and management information systems

     o all account balances from interexchange carriers for carrier access billing

     o    all books and records

     o    all equipment and other inventory

     o    the corporate names and logos of Essex

     o all registries, applications, permits, licenses, authorizations and government approvals

     o    all goodwill associated with the Essex business

     Excluded Assets. The following assets of Essex will be excluded from the sale and will remain the property of Essex:

     o    all shares of common stock of Cordia Corporation

     o    a limited number of customers

     o    three automobiles

     o    certain deposits with third parties

     o customer account balances and lines that are or had been serviced in the BellSouth territory or by our wholly-owned subsidiary, New Rochelle Telephone Corp.

     o    certain retainer agreements with professionals

     o    certain furniture and equipment

     o a receivable from Cordia Corporation and all receivables from our affiliates

     Assumed Liabilities. EAC agreed to assume certain liabilities of Essex, including:

     o    certain accounts payable

     o    amounts owed to Verizon Services Corp.

     o    accruals

     o    accrued payroll and benefits

     o    certain capital lease obligations

     o    taxes

The liabilities to be assumed by EAC were estimated at approximately $9,816,500 when the asset purchase agreement was signed. EAC will also assume all liabilities incurred by Essex in the ordinary course of business after that date. As certain liabilities of Essex to be assumed by EAC will be paid or satisfied by Essex in the ordinary course of business, and additional liabilities will be incurred between September 3, 2002 and the closing date, the actual amount of liabilities to be assumed by EAC at the closing of the asset sale may be greater or less than $9,816,500.

     Purchase Price. In addition to assumed liabilities set forth above, EAC agreed to pay Essex a purchase price of $5.00.

     Representations and Warranties. The asset purchase agreement contains customary representations and warranties made by our company and Essex. These representations and warranties include, among other things, matters relating to our corporate standing and ability to enter into the asset purchase agreement, as well as to our ownership of the acquired assets. The asset purchase agreement also contains customary representations and warranties made by EAC. These representations and warranties of each party must continue to be true at the time of closing in order for the other party to be obligated to consummate the transaction. The representations and warranties shall survive for a period of one year after the closing date.

     Covenants. The asset purchase agreement contains customary covenants concerning actions that must take place prior to closing. These covenants contain, among other things, an agreement by our company and Essex not to engage in discussions with other parties regarding the acquisition of Essex or its assets, an agreement to cooperate on tax matters and filings, and an agreement by EAC to preserve the books and records of the Essex business. The parties also agreed to customary non-disclosure covenants regarding the information and materials obtained in connection with the transaction. Lastly, we agreed to change the name of Essex to another name that does not include the words Essex or a variant thereof and the following specific non-competition covenants:

               - Non-Solicitation of Customers. We agreed that, for a period of three years following the closing date, we will not solicit, within any state in which Essex provides services as of the closing date, any customer of the business of Essex as of the closing date without EAC's prior written consent. We are expressly permitted to continue to sell voice and data services throughout the United States via certain wholly-owned licensed subsidiaries, such as New Rochelle Telephone Corp. and Telecarrier Services, Inc.

               - Non-Solicitation of Individuals. We agreed that, for a period of one year following the closing date, we will not (1) attempt to persuade any director, officer, employee agent, consultant of the business of EAC to discontinue that individual's status or employment with EAC, or to become employed in any business that competes with EAC, or (2) hire or retain any such individual without the written approval of EAC. We may hire, however, without notification to EAC, any individual whose employment or affiliation with EAC or Essex had been terminated by September 3, 2002.

     Closing. The closing of the asset sale, if approved by our shareholders, will take place no later than ten days following the date on which the closing conditions have been satisfied, excused or waived by the applicable parties. Essex has agreed that, at the closing of the asset sale, it will deliver to EAC customary closing documents and documents required to transfer title to the purchased assets.

     At the closing, the consulting and funding agreement described in this proxy statement will terminate. Also, EAC will reimburse us in cash an amount equal to $270,000 in respect of amounts previously paid by us as a guarantor of certain indebtedness of Essex to RFC Capital Corp. (now known as Textron Financial Corp.).

     Conditions to Closing. Neither we nor Essex, on the one hand, nor EAC, on the other hand, is required to close the asset sale if the other party's representations and warranties are not true and correct in all material respects on the date of the closing or if the other party has failed to perform in all material respects all of its obligations under the asset purchase agreement. At the closing, each party must deliver to the others a certificate indicating that it is in compliance with these conditions.

     Our obligations and the obligation of Essex to close the sale is also subject to the following conditions:

     o    receipt of required shareholder approvals

     o our lease agreement with Essex (which will be assumed by EAC) for the office location currently occupied by Essex must be in full force and effect

     o our software billing agreement with Essex (which will be assumed by EAC) must be in full force and effect

     o    receipt of a legal opinion from EAC's counsel

     o no claim, action, suit or proceeding has been instituted or threatened to restrain, modify or prevent the carrying out of the transactions contemplated by the asset purchase agreement or to seek damages or a discovery order in connection with those transactions or which may an adverse effect on the assets or business of Essex

     EAC's obligation to close the sale is also subject to the following conditions:

     o    receipt of approval of the transaction by our shareholders

     o    receipt of all necessary permits and regulatory approvals

     o receipt of all consents, permits and approvals from third parties to certain interconnect agreements of Essex

     o EAC shall have entered into an agreement with Verizon Services Corp. to resolve certain potential claims against Essex

     o EAC shall have entered into an agreement for the existing and continued financing of Essex's business

     o the lease agreement at the office location currently occupied by Essex must be in full force and effect

     o our software billing agreement with Essex must be in full force and effect

     o no claim, action, suit or proceeding has been instituted or threatened to restrain, modify or prevent the carrying out of the transactions contemplated by the asset purchase agreement or to seek damages or a discovery order in connection with those transactions or which may have, in the reasonably justified opinion of EAC, an adverse effect on the assets or business of Essex

     o    receipt of a legal opinion from our counsel and counsel to Essex

     o    receipt by EAC of the books and records of Essex

     o verification that the number of customer lines included in the transferred assets is at least 95% of the number of customer lines listed in the disclosure memorandum

     o verification that the number of customer lines detailed in the disclosure memorandum are not less than 75% of the number of customer lines existing on the date of the asset purchase agreement, not including certain lines associated with Telebeam Communications, Inc.

     o the amount of liabilities assumed by EAC, other than those to Verizon Services Corp., do not exceed $2,250,000

     Indemnification. In the asset purchase agreement, the parties agreed to the customary indemnification obligations listed below. The parties also agreed that no claim for indemnification could be made unless a single claim or group of claims (whether or not related) exceeds $50,000. If such claims exceed $50,000, the parties may seek indemnification for the initial $50,000.

     We agreed to indemnify EAC from any losses incurred in connection with the following:

     o    any breach of a representation or warranty

     o    the breach of any covenant or agreement

     o    any liability or obligation not specifically assumed by EAC.

     EAC agreed to indemnify us from any losses incurred in connection with the following:

     o    any breach of a representation or warranty

     o    the breach of any covenant or agreement

     o    any liability or obligation which is specifically assumed by EAC

     Termination. The asset purchase agreement may be terminated at any time prior to the closing date by:

     o    mutual consent of the parties

     o by either party, on 30 days notice, if the other party is in breach and such breach is not cured within 30 days o by either party if the transaction does not close by December 31, 2002

     o    by EAC, if Essex terminates the consulting and funding agreement

     If the transaction is terminated for any reason other than by mutual consent or breach by EAC, EAC may acquire all customer lines of Essex in excess of the number of lines existing on the date of the asset purchase agreement for an aggregate cost of $1.00. Also, if we fail to close the transaction for reasons other than a material uncured breach of the asset purchase agreement by EAC, then Essex must pay to EAC as liquidated damages the sum of $1,000,000 in cash and sell to EAC all customer lines in the State of New York at a cost of $50 per line.

Reimbursement Obligation

     In connection with our signing of the asset purchase agreement, we entered into an agreement with EAC pursuant to which EAC agreed to pay us in cash and amount equal to $270,000 to reimburse us for amounts previously paid by us as a guarantor of certain indebtedness of Essex to Essex's lender, Textron Financial Corp. (formerly known as RFC Capital Corp.). EAC also agreed to lend us up to $270,000, which amount may be drawn in equal four equal parts on October 1, 2002, November 1, 2002, December 1, 2002 and January 1, 2003. If the closing of the asset sale occurs prior to any of those dates, EAC is required to fund the balance of the loan immediately prior to closing. The loan will be repaid in full on the closing date from the reimbursement amount to be paid to us by EAC.

Consulting and Funding Agreement

     Essex and EAC entered into a consulting and funding agreement as of September 3, 2002 whereby they agreed that from the date of the agreement until the closing under the asset purchase agreement, the operations of Essex would be managed by EAC. As compensation for the management services, Essex agreed to pay EAC a monthly management fee of $10,000, which fee will accrue but not become payable unless the closing of the asset sale does not occur. During the term of the agreement, EAC is responsible for all aspects of the business operations of Essex, and EAC may, at its option, secure financing and transfer to Essex up to an aggregate amount of $2,000,000 to fund Essex's operations. If the sale of Essex is completed, Essex will have no obligation to repay any advances made by EAC. However, if the transaction is not completed, Essex will be obligated to repay to EAC all interim operating advances made by EAC within 30 days after the termination of the asset purchase agreement and the consulting and funding agreement.

Dissenter's Rights

     We are a New York corporation. Because the sale of the assets under the asset purchase agreement may be construed under New York law as a "sale of substantially all of the assets" of our company, our shareholders who do not vote in favor of the Sale Proposal may have the right to seek to obtain payment in cash of the fair value of their shares under Section 910 of the New York Business Corporation Law ("BCL"). The BCL provides our shareholders with the right to dissent from the transaction and to obtain payment of the fair value of their shares if the transaction is consummated. "Fair value" means the value of the shares immediately before the consummation of the sale, excluding any appreciation or depreciation in anticipation of the sale unless exclusion is inequitable. You must follow certain procedures required by Section 623 of the BCL to dissent from the sale. A copy of Section 623 of the BCL, which governs the procedures for the exercise of such dissenters' rights under New York law, is attached as Appendix B. We provide a summary description of the dissenters' rights of appraisal requirements below. Our description is only a summary and is qualified in its entirety by reference to the text of Section 623 of the BCL in Appendix B. We urge you to read these requirements and follow the procedures precisely as failure to follow all of the steps required by Section 623 will result in the loss of your dissenters' rights. Any shareholder who votes against the sale may dissent and elect to exercise appraisal rights under Section 623 of the BCL. A dissenting shareholder must exercise appraisal rights with respect to all shares of our common stock that are owned of record and beneficially by the shareholder. A nominee or fiduciary who holds shares of record for a beneficial owner may not dissent on behalf of the beneficial owner with respect to less than all shares held on behalf of the beneficial owner.

To dissent and to receive the fair value in a cash payment, if the merger is effected, a dissenting shareholder must take each of the following actions:

     o file with us, prior to or at the annual meeting and before the vote, a written objection to the sale (and not withdraw the objection before the vote); and

     o    vote against the sale.

     The written objection sent by the dissenting shareholder must comply with the requirement of Section 623 of the BCL. The objection is not required from any shareholder to whom we did not give notice of the annual meeting or where the proposed action is authorized by written consent of shareholders without a meeting. Within 10 days after the vote of shareholders approving the Sale Proposal, we must give written notice of such authorization by registered mail to each dissenting shareholder who filed written objection or from whom written objection was not required and who did not vote in favor of the Sale Proposal. Within 20 days after the giving of such notice, any shareholder from whom written objection was not required and who elects to dissent from the proposed asset sale must file with us a written notice of such election, stating the dissenting shareholder's name and residence address, the number of shares of common stock as to which the notice applies and a demand for payment of the fair value of such shares. Upon consummation of the asset sale, each dissenting shareholder who dissents in the manner set forth above will cease to have any rights as a shareholder, except the right to be paid the fair value of such dissenting shareholder's shares of our common stock and any other rights under
Section 623 of the BCL.

     The written notice of election of dissent may be withdrawn by a dissenting shareholder at any time prior to accepting in writing an offer by us for shares of our common stock held by the dissenting shareholder, but in no case later than 60 days after the later of the consummation of the asset sale and the date we make our written offer. After that time, withdrawal will require our written consent. If a written notice of election is withdrawn, the dissenting shareholder will lose his or her dissenter's rights and shall not have the right to receive payment for his or her shares and he shall be reinstated to all his or her rights as a shareholder as of the consummation of the asset sale.

     At the time of filing the written notice of election to dissent or within a month thereafter, a dissenting shareholder must submit all of the certificates representing his or her shares to us or our transfer agent. We (or our transfer agent) will then note thereon that a written notice of election to dissent has been filed in respect of such shares and will then return them to the dissenting shareholder. Any dissenting shareholder who fails to submit certificates representing shares of our common stock for such notation will, if we, at our option, so notify such dissenting shareholder in writing within 45 days after the date that the written notice of election to dissent was filed, lose his or her dissenter's rights (unless a court, for good cause shown, shall otherwise direct). Within the later of 15 days after the consummation of the sale or 15 days after the expiration of the period within which shareholders may file their notices of election to dissent (but in no event later than 90 days after the annual meeting), we will be required to make a written offer by registered mail to each dissenting shareholder who has filed his or her notice of election to pay for their shares at a specified price which we consider to be their "fair value." Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. The dissenting shareholder will have 30 days to accept this written offer.

     We may request a court to determine the rights of dissenting shareholders and to fix the fair value of our shares. If we do not institute such a proceeding, any dissenting shareholder may do so. We can not predict the fair value of any shares that may be determined by a court. Merely voting against the Sale Proposal will not satisfy the requirements for a written demand for the payment of fair value of a shareholder's shares or the other actions specified in Section 623 of the BCL to perfect such appraisal rights, and the written demand for the payment of the fair value of a dissenting shareholder's shares must be in addition to and separate from any proxy or vote against the asset sale. ANY SHAREHOLDER WHO DOES NOT DELIVER TO US BEFORE THE VOTE IS TAKEN WRITTEN NOTICE OF HIS OR HER INTENT TO DEMAND FAIR VALUE PAYMENT FOR HIS OR HER SHARES OF OUR COMMON STOCK, WHO VOTES IN FAVOR OF THE SALE PROPOSAL, WHO DOES NOT DEMAND PAYMENT OR WHO DOES NOT DEPOSIT HIS OR HER COMMON STOCK CERTIFICATES BY THE DATE SET FORTH IN THE DISSENTERS' NOTICE IS NOT ENTITLED TO FAIR VALUE PAYMENT FOR HIS OR HER SHARES OF OUR COMMON STOCK UNDER SECTION 623 OF THE BCL.

Regulatory Approvals.

     In order to complete the sale of the assets of Essex, Essex and EAC must receive authorization from, or the transaction will be subject to review by, various U.S. federal and state governmental agencies. As of the date of this proxy statement, we have prepared filings to send to the U.S. Federal Communications Commission and nine states in which Essex is currently doing business. We are filing a petition seeking approval for the transfer of assets and the transfer of telecommunications licenses in the states of Colorado, Connecticut, New Jersey, New York, Rhode Island and West Virginia. EAC is preparing applications for a certificate of public convenience and necessity in the states of Massachusetts, Pennsylvania and Virginia. Each of these states will not allow a license to be sold or transferred from one entity to another unaffiliated entity. It is possible that one or more other state governmental agencies will not provide the requested approvals or consents in a timely manner or at all or may seek, as a condition to any such approvals or consents, various regulatory concessions. Receipt of all requisite regulatory approvals in all of the above nine states, with the exception of Colorado and Rhode Island, is required in order to complete the asset sale. There can be no assurance that all required regulatory approvals and consents will be obtained within the time frame contemplated by the asset purchase agreement, on terms that are satisfactory to the parties, or at all.

Material United States Federal Income Tax Consequences

     The following discussion summarizes certain U.S. federal income tax consequences of the sale of the Essex assets. The discussion is based on the Internal Revenue Code, Treasury Regulations, existing administrative interpretations and court decisions, all of which may change, possibly with retroactive effect. This discussion is not a complete analysis or description of every potential U.S. federal income tax consequence, and does not address any consequences under state, local or foreign tax laws or non-income tax laws.

     Tax Consequences for Us. We will recognize net taxable gains on the sale of the Essex assets equal to the excess of the amount realized on the sale over our aggregate adjusted basis in the assets sold. Although the gains will constitute capital gains, to the extent that we hold the Essex assets as capital assets, we expect that the gains will be offset by operating losses incurred during 2002, and/or by net operating loss carry-forwards from previous taxable years. The losses and/or loss carry-forwards so absorbed will not be available to offset income and gains that we may realize in the future.

     Tax Consequences for Our Shareholders. The sale of the Essex assets will not, in and of itself, cause our shareholders to recognize any income for federal income tax purposes.



                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                         A VOTE IN FAVOR OF PROXY ITEM 1

                              ELECTION OF DIRECTORS
                                 (Proxy Item 2)

     Our amended and restated by-laws provide that the number of our directors shall be at least three, except that when all the shares are owned beneficially and of record by fewer than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Subject to the foregoing limitation, such number may be fixed from time to time by action of our board of directors or of the shareholders, or, if the number of directors is not so fixed, the number shall be five. In April 1998, our board fixed the number of directors at six. With the resignation of one member of the board in June 2002, there are currently three vacancies on our board. We continue to search for qualified individuals to fill the existing vacancies on our board of directors. In accordance with our by-laws, the remaining vacancies will be filled by the affirmative vote of a majority of the remaining directors who shall serve until their respective successors are duly elected at next year's annual meeting. The term of office of the directors is one year, expiring on the date of the next annual meeting, or when their respective successors shall have been elected and shall qualify, or upon their prior death, resignation or removal.

     Except where the authority to do so has been withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees to our board of directors listed below to serve until the date of the next annual meeting and until their successors are duly elected and qualified. Although our directors have no reason to believe that the nominees will be unable or decline to serve, in the event that such a contingency should arise, the accompanying proxy will be voted for a substitute (or substitutes) designated by our board of directors

Vote Required

     A plurality of the votes cast at the annual meeting by the shareholders entitled to vote in the election is required to elect the director nominees.

     Our board of directors recommend a vote FOR election of each of the nominees listed below. The names of the nominees and information concerning the director nominees and their associations as of September 25, 2002, as furnished by the nominees, follows:

                                  Principal Occupation for Past Five Years and
Name                     Age      Current Public Directorships or Trusteeships
----                     ---      --------------------------------------------

Joel Dupre               49       Director since 1990; Chairman of our board of
                                  directors since March 1995; President of OneDotSource LLC from March 2000 to present;
                                  President of the Sirco Division of Interbrand
                                  L.L.C., a manufacturer and distributor of apparel accessories and luggage, from August
                                  1999 to March 2000; our Chief Executive
                                  Officer from March 1995 to August 1999.

Eric M. Hellige          47       Director since 1995 and our Secretary; Partner
                                  for more than five years of Pryor Cashman
                                  Sherman & Flynn LLP, our outside counsel.

Paul H. Riss             47       Director since 1995; our Chief Executive
                                  Officer since August 1999 and our Chief
                                  Financial Officer and Treasurer since November
                                  1996.


Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and 10% shareholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such reports we received, we believe that for the fiscal year 2001, all Section 16(a) filing requirements applicable to our officers, directors and 10% shareholders were complied with.

Board Meetings and Committees; Management Matters

     Our board of directors held five meetings during the fiscal year ended November 30, 2001. Each director attended at least 75% of the board of directors and committee meetings of which he was a member during such time as he served as a director. From time to time, the members of our board of directors act by unanimous written consent pursuant to the laws of the State of New York. No fees are paid to directors for attendance at meetings of the board of directors.

     Our board of directors has a stock option committee, which met one time during the fiscal year ended November 30, 2001 and currently consists of Eric M. Hellige and Joel Dupre. The stock option committee has authority to grant options to our executive officers under the 1995 Stock Option Plan. In October 1997, our board of directors established an audit committee, which met one time during the fiscal year ended November 30, 2001. The board of directors does not have standing nominating or compensation committees or, except in the case of the grant of stock options by the stock option committee, any committee performing similar functions.

     We have an audit committee currently composed of Eric M. Hellige and Joel Dupre. The third member of the audit committee during fiscal 2001 resigned from our board of directors in June 2002. We continue to search for a qualified individual to fill the third position of the audit committee. The audit committee members are independent directors as defined by the rules of the National Association of Securities Dealers. The audit committee is governed by a written charter approved by our board of directors.

Report of the Audit Committee

     The audit committee reviews our financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the consolidated financial statements to ensure that those statements were prepared in accordance with generally accepted accounting principles and report thereon to our board of directors. The audit committee reviews and monitors these processes.

     Within this framework, the audit committee has reviewed and discussed the audited financial statements with management and the independent auditors. Management has affirmed to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has discussed with the independent auditors those matters required to be discussed by Statement of Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU ss. 380).

     In addition, the audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independent Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has also discussed with the independent auditors, the auditor's independence from management and our company. In connection with the new standards for independence of our independent auditors promulgated by the Securities and Exchange Commission, the audit committee has undertaken to consider whether the provision of any non-audit services (such as internal audit assistance and tax-related services) by our independent auditors is compatible with maintaining the independence of the independent auditors when the independent auditors are also engaged to provide non-audit services.

     The audit committee also discussed with our independent auditors the overall scope and plans for their audit, their evaluation of our internal controls and the overall quality of our financial reporting.

     In reliance on the reviews and discussions referred to above, the audit committee has recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended November 30, 2001.


                                                        Audit Committee



                                                        Joel Dupre, Member
                                                        Eric M. Hellige, Member


                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to Mr. Paul H. Riss, our Chief Executive Officer, and to Mr. Joel Dupre, our Chairman of the Board and former Chief Executive Officer (collectively referred to as the "Named Executives"). None of our other executive officers received more than $100,000 in compensation during fiscal 2001.

                                                               Compensation Table

                                                                                                        Long-Term
                                        Annual Compensation                                        Compensation Awards
                                        -------------------                                        -------------------
Name and                       Fiscal                                  Other Annual                             All Other
Principal Position              Year      Salary($)      Bonus($)      Compensation ($)       Options(#)       Compensation
------------------              ----      ---------      --------      ----------------       ----------       ------------
Paul H. Riss(1)                2001        $150,000      None                None                  None            None
  Chief Executive Officer,     2000         150,000      $10,225             None               400,000            None
  Chief Financial Officer      1999         121,492      None                None               150,000            None
  and Treasurer

Joel Dupre                     2001             ---                          None                20,000            None
  Chairman of the Board        2000             ---      None                None                  None            None
  and former Chief             1999        $133,000                          None               150,000            None
  Executive Officer                                      None

 _______________

(1) Mr. Riss has been Chief Financial Officer and Treasurer since November 1996 and was appointed Chief Executive Officer in August 1999.


Stock Option Grants

     The following table sets forth individual grants of stock options and stock appreciation rights ("SARs") made during fiscal 2001 to each of the Named Executives.


                                                Option/SAR Grants In Last Fiscal Year

                                                                                            Potential Realizable Value
                                                                                            at Assumed Annual Rates of
                              Number of     Percent of Total                                 Stock Price Appreciation
                             Securities       Options/SARs                                          For Option
                             Underlying        Granted to       Exercise or                           Term(3)
                            Options/SARs      Employees in      Base Price     Expiration   --------------------------
          Name               Granted(1)      Fiscal Year(2)      ($/Share)        Date            5% ($)   10% ($)
          ----               ----------      --------------      ---------        ----            -------  -------
Joel Dupre.................    10,000             5.2%              0.97        12/04/05          2,677     5,936
Joel Dupre.................    10,000             5.2%              0.97        12/04/05          2,677     5,936

_______________

(1)  No SARs were granted in fiscal 2001.

(2) In fiscal 2001, we granted to employees options to purchase an aggregate of 194,000 shares.

(3) The amounts shown in these two columns represent the potential realizable values using the options granted and the exercise price. The assumed rates of stock price appreciation are set by the Commission's executive compensation disclosure rules and are not intended to forecast the future appreciation of our common stock.

Stock Option Exercises

     The following table contains information relating to the exercise of stock options by the Named Executives in fiscal 2001, as well as the number and value of their unexercised options as of November 30, 2001.



                                            Aggregated Option Exercises in Last Fiscal Year
                                                   and Fiscal Year-End Option Values

                                                         Number of Securities Underlying    Value of Unexercised
                               Shares                    Unexercised Options                In-the-Money Options at Fiscal
                             Acquired on      Value      at Fiscal Year-End(#)(1)           Year-End ($)(2)
                                                         ------------------------------     -----------------------------
Name                        Exercise (#)   Realized($)   Exercisable      Unexercisable     Exercisable     Unexercisable
----                        ------------   -----------   -----------      -------------     -----------     -------------

Paul H. Riss.............         --            --         340,000          350,000             --               --

Joel Dupre...............         --            --         240,000           10,000             --               --

________________

(1) The sum of the numbers under the Exercisable and Unexercisable column of this heading represents each Named Executive's total outstanding options to purchase shares of common stock.

(2) The dollar amounts shown under the Exercisable and Unexercisable columns of the heading represent the number of exercisable and unexercisable options, respectively, that were "In-the-Money" on November 30, 2001, multiplied by the difference between the closing price of the common stock on November 30, 2001, which was $0.58 per share, and the exercise price of the options. For purposes of these calculations, In-the-Money options are those with an exercise price below $0.58 per share.

Board of Directors Compensation

     We do not currently compensate directors for service on our Board of directors. We maintain a Non-Employee Director Stock Option Plan. Under the plan, each non-employee director is granted a non-statutory option to purchase 10,000 shares of common stock on the date on which he or she is elected, re-elected or appointed to our board of directors. Options granted pursuant to the plan will vest in full on the one-year anniversary of the grant date, provided the non-employee director is still one of our directors at that time. The exercise price granted under the plan is 100% of the fair market value per share of the common stock on the date of the grant.

Report on Executive Compensation

     Our board of directors determines the compensation of the Chief Executive Officer and sets policies for and reviews with the Chief Executive Officer the compensation awarded to the other principal executives. The compensation policies utilized by our board of directors are intended to enable us to attract, retain and motivate executive officers to meet our goals using appropriate combinations of base salary and incentive compensation in the form of stock options. Generally, compensation decisions are based on contractual commitments, if any, as well as corporate performance, the level of individual responsibility of the particular executive and individual performance. During the fiscal year ended November 30, 2001, Paul H. Riss was our sole executive officer.

     Salaries. Base salaries for our executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within our industry. We believe our salaries are below average as compared to our competitors. Annual salary adjustments are determined by evaluating the competitive marketplace, our performance, the performance of the executive, particularly with respect to the ability to manage our growth, the length of the executive's service to us and any increased responsibilities assumed by the executive.

     Stock Incentives. Stock incentives may be granted under our 1995 Stock Option Plan, as amended, by our board of directors or the stock option committee, in their sole discretion, to our officers and employees to reward outstanding performance during the prior fiscal year and as an incentive to continued outstanding performance in future years. In evaluating the performance of officers and employees other than the Chief Executive Officer, the stock option committee consults with the Chief Executive Officer and others in management, as applicable. In an effort to attract and retain highly qualified officers and employees, stock incentives may also be granted by the stock option committee, at its sole discretion, to newly-hired officers and employees as an inducement to accept employment with us.

     Compensation of Chief Executive Officer. Paul H. Riss, our Chief Executive Officer, assumed the duties of Chief Executive Officer, in addition to his duties as Chief Financial Officer and Treasurer, in September 1999 following our sale in August 1999 of substantially all of the assets of our former luggage division. Mr. Riss' compensation for fiscal 2001 was $150,000 per annum. In an effort to incent Mr. Riss to grow our telecommunications business and to further align the compensation of Mr. Riss with the interests of shareholders, in September 1999 and in October 2000, our board of directors granted incentive stock options to Mr. Riss that will vest only upon our achievement of certain revenue goals.

Board of Directors Interlocks and Insider Participation in Compensation
Decisions

     The following members of our board of directors were officers of our company or one of our subsidiaries during the fiscal year ended November 30, 2001: Eric M. Hellige and Paul H. Riss. Such members participated in deliberations of our board of directors concerning executive officer compensation during the fiscal year ended November 30, 2001.

Certain Relationships and Related Transactions

     Mr. Riss was a member of the board of directors of RiderPoint, Inc., which was our affiliate during fiscal year 2000. We sold our interest in RiderPoint, Inc. on February 2, 2001 and Mr. Riss resigned from the board of directors of RiderPoint, Inc. at the time of that sale.

     Eric M. Hellige, one of our directors, is a member of Pryor Cashman Sherman & Flynn LLP, our outside counsel ("Pryor Cashman"). Fees paid by us to Pryor Cashman for legal services rendered during the fiscal year ended November 30, 2001 did not exceed 5% of such firm's or our revenues.

     Joel Dupre, our Chairman of the Board of Directors, is the President of OneDotSource LLC. We sold approximately $126,000 of goods and services to OneDotSource LLC during fiscal 2001.

     We believe that all purchases from or transactions with affiliated parties were on terms and at prices substantially similar to those available from unaffiliated third parties.


                        COMMON STOCK OWNED BY DIRECTORS,
                      OFFICERS AND OTHER BENEFICIAL OWNERS

     The table below sets forth, as of September 25, 2002, the names, addresses and number of shares of our common stock beneficially owned by all persons known to our management to be beneficial owners of more than 5% of the outstanding shares of our common stock, and the names and number of shares beneficially owned by all of our directors and all of our executive officers and directors as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned). As of September 25, 2002 we had a total of 15,619,282 shares of common stock outstanding:

                                                                         Shares Beneficially    Percent of Outstanding
Name and Address                                                                Owned                Common Stock
----------------                                                         -------------------    ----------------------
Joel Dupre...........................................................           974,668(1)               6.0%
c/o eLEC Communications Corp.
509 Westport Avenue
Norwalk, Connecticut 06851

Geils Ventures LLC..................................................            890,350                   5.5
54 Danbery Road, Suite 38
Ridgefield, Connecticut 06877


Paul H. Riss.........................................................           514,500(2)                3.2


Eric M. Hellige......................................................            78,000(3)                 *

All directors and executive officers as a
  as a group (three individuals).....................................         1,567,168                   9.7

__________________

*    Less than 1%.

(1) Includes 170,000 shares of common stock subject to options that are presently exercisable.

(2) Includes 270,000 shares of common stock subject to options that are presently exercisable.

(3) Includes 35,000 shares of common stock subject to options and warrants that are presently exercisable. Does not include 60,000 shares of common stock subject to options that are presently exercisable held by Pryor Cashman Sherman & Flynn LLP, of which Mr. Hellige is a member, as to which shares Mr. Hellige disclaims beneficial ownership.



                         INDEPENDENT PUBLIC ACCOUNTANTS

     Nussbaum Yates & Wolpow, P.C. ("Nussbaum"), served as our independent public accountants for the fiscal year ended November 30, 2001. A representative of Nussbaum is expected to attend the annual meeting, and such representative will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions from shareholders.

     Audit Fees. Nussbaum billed us $86,945 for the independent audit of our annual financial statements for fiscal 2001 and for the review of the financial statements contained in our Quarterly Reports on Form 10-Q.

     Other Fees. Nussbaum billed us $19,475 for all other fees for professional services rendered for the most recent fiscal year, which included the preparation of our consolidated tax return and sundry other matters.


                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for presentation at our 2003 annual meeting of shareholders and intended to be included in our proxy statement and form of proxy relating to that meeting must be received at our executive offices by May 30, 2002.


                                 OTHER BUSINESS

     Other than as described above, our board of directors knows of no matters to be presented at the annual meeting, but it is intended that the persons named in the proxy will vote your shares according to their best judgment if any matters not included in this proxy statement do properly come before the meeting or any adjournment thereof.


                                  ANNUAL REPORT

     Our Annual Report on Form 10-K for the year ended November 30, 2001, including financial statements, is being mailed with this proxy statement. If, for any reason, you do not receive your copy of the Report, please contact Mr. Paul H. Riss, Chief Executive Officer, eLEC Communications Corp., 543 Main Street, New Rochelle, New York 10801, and another will be sent to you.


                                            By Order of the Board of Directors,


                                            /s/ Joel Dupre
                                            ------------------------------
                                            JOEL DUPRE,
                                            Chairman of the Board


Dated:   October 9, 2002
         New Rochelle, New York

                                                                      Appendix A


                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT, dated as of September 3, 2002, is made by and among ESSEX ACQUISITION CORP., a Delaware corporation ("Buyer"), ESSEX COMMUNICATIONS, INC., a New York corporation ("Essex"), and eLEC COMMUNICATIONS CORP., a New York corporation ("ELEC") (Essex and ELEC are sometimes hereinafter referred to as "Sellers").

                                 R E C I T A L S
                                 ---------------

         WHEREAS, Buyer wishes to purchase from Essex, and Essex wishes to sell to the Buyer, certain of the assets of Essex used in the competitive local exchange carrier ("CLEC") business of Essex (the "Business"), a wholly owned subsidiary of ELEC.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and agreements contained herein, the parties agree as follows:

                                    ARTICLE 1
                       DEFINITIONS USED IN THIS AGREEMENT

         As used in this Agreement, the following terms have the following meanings:

         "Acquired Assets" has the meaning set forth in Section 2.2.

         "Acquired Inventory" has the meaning set forth in subsection 2.2(e).

         "Applicable Laws" has the meaning set forth in Section 3.3(b).

         "Assumed Liabilities" has the meaning set forth in Section 2.9.

         "Bill of Sale" means the assignment and bill of sale in the form of Exhibit A attached hereto delivered by Essex to Buyer at the Closing transferring the Acquired Assets to Buyer.

         "Business" has the meaning set forth in the Recitals.

         "Closing" means the consummation of the transactions contemplated by this Agreement. The time and place of the Closing are set forth in Section 2.1.

         "Closing Date" has the meaning set forth in Section 2.1.

         "Consulting and Funding Agreement" has the meaning set forth in
Section 2.4.

         "Contracts" has the meaning set forth in subsection 2.2(b).

         "Disclosure Memorandum" means the disclosure memorandum delivered by Sellers to Buyer at or prior to the execution of this Agreement.

         "Equipment" shall mean all equipment detailed on Section 2.2(a) of the Disclosure Memorandum.

         "Excluded Assets" has the meaning set forth in Section 2.3.

         "Effective Date" means the date of execution of this Agreement, which is September 3, 2002.

         "Financial Statements" has the meaning set forth in subsection 3.4(a).

         "Goodwill" has the meaning set forth in subsection 2.2(g).

         "Instrument of Assumption" means the instrument of assumption of liability in the form of Exhibit B attached hereto delivered by Buyer to the Seller at the Closing assuming the Assumed Liabilities.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "Legal Action" means any legal, regulatory, administrative or arbitrative action, suit, claim, investigation or proceeding.

         "Preclosing Operating Expenses" has the meaning set forth in Section
2.6.

         "Purchase Price" has the meaning set forth in Section 2.4.

         "Service Agreements" has the meaning set forth in subsection 2.2(c).

         "Software" has the meaning set forth in subsection 2.2(f).

         "Software Licenses" has the meaning set forth in subsection 2.2(f).

         "Tax" or "Taxes" means all federal, state or local income, gross receipts, sales, use, employment, franchise, profits, property, excise or other taxes, fees, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

         "Transferred Employees" has the meaning set forth in Section 6.1.

                                    ARTICLE 2
                                   THE CLOSING


         2.1 Time and Place of Closing. The closing (the "Closing") shall take place at the offices of Dreier Baritz & Colman, 750 East Palmetto Park Road, Suite 750, Boca Raton, Florida 33432, or at such other location as shall be agreed to in writing by the parties, on that date which is not more than ten days following that date that the Closing conditions provided in Section 7 have been satisfied, excused or waived (or such other date as the parties shall mutually agree), at which time the conditions to the parties' respective obligations to close hereunder shall have been fully satisfied or waived. For all purposes hereof, the closing shall be deemed to have occurred at 12:01 AM on the day of the Closing (hereinafter called the "Closing Date").

         2.2 Purchase and Sale of the Acquired Assets. Subject to the terms and conditions hereof, at the Closing, Essex agrees to sell to Buyer and Buyer agrees to purchase from Essex, pursuant to the Bill of Sale, and for the consideration set forth in Section 2.4, the following tangible and intangible assets and personal property owned by Essex and used in connection with the conduct of the Business, wherever located (collectively, the "Acquired Assets"):

         (a) all right, title and interest of Essex in and to such assets as detailed on Section 2.2(a) of the Disclosure Memorandum, which shall include, but not be limited to, a detailed listing of all active and inactive customers (noted as such), customer addresses, and customer lines relating thereto;

         (b) all right, title and interest of Essex in, to and under all contracts, agreements, commitments, arrangements and understandings, both oral and written, express and implied, associated with the Acquired Assets, in which Essex has been granted, among other things, the exclusive (or non-exclusive, as the case may be) right to operate, service, manage and otherwise maintain the Business (collectively, the "Contracts"), listed on Section 2.2(b) of the Disclosure Memorandum, or entered into on or after the Effective Date;

         (c) all right, title and interest of Essex in, to and under all maintenance, service and warranty agreements associated with any Equipment or Software (all such Equipment and Software being listed on Section 2.2(a) of the Disclosure Memorandum), including but not limited to (i) all remaining and transferable warranties associated with any management information systems, software and programs installed in or utilized in connection with the Equipment and the Business as it relates thereto; (ii) all maintenance, service and warranty agreements listed on Section 2.2(c) of the Disclosure Memorandum, or entered into on or after the Effective Date (all of the foregoing maintenance, service and warranty agreements being hereinafter collectively referred to as the "Service Agreements") and (iii) the services agreement relating to the billing software system and services provided by TelcoSoftware.com, Inc., a wholly owned subsidiary of ELEC;


         (d) all books and records, including electronic or computerized records and any documentation derived therefrom which relates to the Business and the Equipment, including without limitation, service records, quality control information, sales and marketing information, customer lists and information, personnel records for those employees of Essex who are becoming Transferred Employees, usage and traffic reports, call data summaries, and any books and records relating to or containing information concerning any coin, commission, surcharge or other revenue generated by the Acquired Assets, commissions payable to site or property owners or lessees in connection therewith, and any other relevant financial data, provided, however, that Sellers shall be permitted to keep the originals of all financial, profit and loss analyses and tax related items and produce copies of same to Buyer;

         (e) all supplies, spare parts, miscellaneous equipment and other items of inventory, utilized or operated in connection with the Business (wherever the same may be located) which relate to the Business and are on hand on the Closing Date, including but not limited to those listed on Section 2.2(e) of the Disclosure Memorandum (collectively, the "Acquired Inventory");

         (f) all rights of Essex in and to the software, programs, billing systems and management information systems installed in or utilized in connection with the Acquired Assets and the Business as it relates thereto (collectively, the "Software"), together with all licenses and rights of use granted to Essex with respect thereto (collectively, the "Software Licenses");

         (g) the corporate names and logos (if any) of Essex, together with all goodwill associated with or otherwise accruing to Essex with respect to such names, logos, the Contracts and the Business as it relates thereto (the "Goodwill");

         (h) subject to receipt of necessary consents and to the extent legally transferrable, all registries, applications, permits, franchises, licenses, authorizations and approvals submitted or filed by Essex to or with any governmental or regulatory authority, or issued or granted by any such authority to Essex, in connection with operation of the Equipment and the Business as it relates thereto, including the CLEC certifications and other licenses listed on
Section 2.2(h) of the Disclosure Memorandum (collectively, "Authorizations");

         (i) all right, title and interest of Essex in and to all other tangible and intangible assets or personal property of Essex used in connection with the conduct of the Business and not otherwise enumerated in Section 2.2 hereof (excepting those which are specifically identified as Excluded Assets in Section
2.3 hereof);

provided, however, Essex shall not be required to sell to Buyer, and the term "Acquired Assets" shall not include, any assets of Essex on the date hereof (whether or not listed on Section 2.2 of the Disclosure Memorandum) that, in the ordinary course of business of Essex and without any breach by Essex of the terms hereof, are no longer assets of Essex on the Closing Date.

         2.3 Excluded Assets. It is expressly understood and agreed that the assets listed on Section 2.3 of the Disclosure Memorandum (collectively, the "Excluded Assets") are specifically excepted from the Acquired Assets being transferred to Buyer pursuant to the terms and conditions hereof.


         2.4 Purchase Price and Payment. In consideration of the transfer to Buyer of the Acquired Assets at the Closing and the execution of that certain

Consulting and Funding Agreement between Buyer and Essex dated contemporaneously herewith, a copy of which is attached hereto as Exhibit C (the "Consulting and Funding Agreement"), and subject to the terms and conditions hereof, Essex shall sell the Acquired Assets for an aggregate consideration of $5.00, payable to Essex at the Closing, together with the assumption of such liabilities as hereinafter described (hereinafter referred to as the "Purchase Price").

         2.5 Federal, State, City, Sales and Transfer Tax Liabilities.

         (a) Provided this Agreement closes in accordance with its terms, Buyer shall assume sole responsibility and liability for the timely payment of all federal, state and local sales, use, transfer and other Taxes, if any, that are listed in Section 3.12 of the Disclosure Memorandum, or arise from the ordinary course operation of the Business or any acquisitions consummated by Essex on and after July 31, 2002 and on or prior to the Closing Date (or otherwise accrued as of the Closing Date) or the sale or transfer of the Acquired Assets, the liability for which may be imposed upon ELEC, Essex or their respective officers or directors in the absence of Sellers' payment and satisfaction in full. In connection herewith, Buyer's obligation hereunder may be satisfied utilizing any funding facility in place in favor of Essex prior to the Closing Date in accordance with the Consulting and Funding Agreement.

         (b) Without limiting the generality of the foregoing, Essex agrees to provide Buyer with a written statement showing the amount of any unpaid tax, interest or penalties as of the Closing Date. Buyer will pay all such taxes as it collects the taxes from the accounts receivable balances that are being acquired hereunder from Essex.

         (c) In the event that Buyer and/or ELEC and/or Essex receives a notice from any such taxing authorities which sets forth a claim for tax, interest or penalty due and owing from Essex (a "Tax Notice") relating to any pre-closing business operations or transactions that are listed on Section 3.12 of the Disclosure Memorandum or arose from the ordinary course operation of the Business on or after July 31, 2002 and on or prior to the Closing Date, Buyer shall pay all such monies to such state within ten (10) days of Buyer's and/or Sellers and/or Essex receipt of such Tax Notice. In the event that Buyer fails to timely and fully pay such monies, then ELEC may elect to pay such monies on Buyer's behalf, in which case ELEC shall, upon notice thereof to Buyer, provided there is a Closing with respect to this Agreement, be promptly reimbursed by Buyer in an amount equivalent to the amount of such tax monies paid by ELEC.

         2.6      Intentionally deleted.

         2.7      Intentionally deleted.

         2.8 Allocation of Purchase Price. Notwithstanding anything to the contrary contained herein, the values assigned to the various assets which constitute the Acquired Assets and to the Covenant Not to Compete/Not to Solicit contained in subsection 5.10(a) hereof shall be as follows:

         Asset:                                                       Value:
         ------                                                       ------

         (a)  Contracts                                         $        0.00

         (b)  Equipment                                         $   50,000.00

         (c)  Covenant Not to Compete/Not to Solicit            $        0.00

         (d)  Goodwill                                          $5,060,041.00

         (e)  Accounts Receivable                               $1,663,992.00

         (f)  All other Acquired Assets                         $  136,398.00

Buyer and Essex agree that such values were separately established as a result of good faith bargaining and that in reporting the transactions contemplated by this Agreement to the Internal Revenue Service as is required by Section 1060 of the Internal Revenue Code, they will use such prices and cooperate with each other in meeting the requirements of the Internal Revenue Code and the regulations promulgated thereunder. It is agreed and understood that the parties will, if necessary, adjust the foregoing values based on changes which occur between the Effective Date and the Closing Date.

         2.9 Assumption of Certain Liabilities. Provided this Agreement closes in accordance with its terms, Buyer shall agree to pay, perform and discharge when due all liabilities of Essex listed on Section 2.9 of the Disclosure Memorandum. In addition, provided this Agreement closes in accordance with its terms, Buyer shall agree to pay, perform and discharge (i) those liabilities, charges and operating expenses associated with the Acquired Assets and the Business as it relates thereto which are incurred in the ordinary course of business on and after the Effective Date; and (ii) the liabilities and obligations of Essex arising on and after and to be performed on and after the Effective Date under such Contracts, Service Agreements and Software Licenses as are included in the Acquired Assets and in fact assigned to Buyer (or, in the case of consents to assign which have not been properly obtained therefor, where and for so long as the benefits under such Contracts, Service Agreements and Software Licenses are in fact made available to Buyer), other than those liabilities and obligations resulting from a breach by Sellers of the Contracts, Service Agreements or Software Licenses before the Effective Date (Section 2.9 of the Disclosure Memorandum and items (i) and (ii) above being hereinafter collectively referred to as the "Assumed Liabilities"). Sellers expressly acknowledge and agree that, except as expressly set forth herein, Buyer does not and shall not assume any liabilities and obligations of either Seller (i) in respect of any Contract, Service Agreement or Software License if the same is neither transferred nor assigned to, or the benefits under which are not otherwise made available to, Buyer on and after the Closing Date; and (ii) other than those expressly defined as Assumed Liabilities in this Section 2.9.


         2.10 Non-Assignment of Certain Contracts, Rights, Etc. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute or be construed as an assignment by Essex to Buyer of any contract, agreement, license or commitment (or of any claim, duty or right arising therefrom), if an attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or otherwise be ineffective to complete the assignment. In the case of contracts and rights, if any, which cannot be effectively transferred to Buyer without the consent of third parties, and which consents have not been obtained and delivered to Buyer on the Closing Date, Sellers shall use their respective best efforts to obtain all such consents and deliver them to Buyer promptly thereafter. Any costs or expenses incurred in obtaining such consents are being and shall be borne solely by Essex. If any consent for assignment of an agreement is not in fact obtained, then to the extent reasonably possible, Essex shall keep the agreement in effect and shall give Buyer the benefit of such agreement to the same extent as if Essex had not been excluded from assigning such agreement to Buyer.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         Sellers, jointly and severally, make the following representations and warranties to Buyer, each of which shall be deemed material, and Buyer, in executing, delivering and consummating this Agreement, have relied upon the correctness and completeness of each of such representations and warranties:

         3.1 Organization. Essex is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the requisite power and authority to own all of its properties and assets and carry on the Business as now being conducted. Sellers have heretofore provided Buyer with a true, complete and correct copy of Essex's Certificate of Incorporation and Bylaws.

         3.2 Authority Relative to this Agreement. Sellers have the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Sellers of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly authorized by all necessary action on the part of Sellers (including boards of director and shareholder action (as of the Closing Date), if applicable). This Agreement has been duly and validly executed and delivered by Sellers and constitutes each Seller's valid, binding and enforceable obligation.

         3.3 No Violations.

         (a) Except as listed on Section 3.3(a) of the Disclosure Memorandum, neither the execution, delivery and performance of this Agreement, the consummation by Sellers of the transactions contemplated hereby, nor compliance by Sellers with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Essex; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which either Seller or any of the Acquired Assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or the obtaining of which has been expressly waived in writing by Buyer; or (iii) violate any order, writ, injunction, decree, statute, rule, regulation or ordinance applicable to either Seller or any of the Acquired Assets.


         (b) All licenses, permits, governmental and regulatory authorizations and approvals held by Essex in respect of the Acquired Assets or the Business are valid and there are no violations thereof. Essex possesses all licenses, permits, authorizations and approvals necessary for the conduct of the Business, and all such licenses, permits, authorizations and approvals are in full force and effect. Essex has complied in all material respects with all rules, regulations, orders, laws and ordinances applicable to the Acquired Assets and/or the Business (collectively, "Applicable Laws"), and Essex has not received written notice alleging any noncompliance therewith.

         3.4 Financial Information. (a) Attached hereto as Exhibit D are true, complete and correct copies of the unaudited balance sheet and income statement of Essex for the quarter and six months ended May 31, 2002, and the month ended June 30, 2002 (collectively, the "Financial Statements"). The Financial Statements were prepared on an accrual basis, in conformity with generally accepted accounting principals, and contain all adjustments necessary to present fairly the assets, liabilities and financial position of Essex with respect to the Business as of such dates and in accordance with Essex's internal financial systems and procedures for the Business consistently applied.

         (b) All other financial information provided by Sellers before or at the Closing, including but not limited to copies of tax returns, any and all information regarding revenues, expenses and charges, is true, complete and correct in all material respects.

         3.5 Litigation. Except as listed on Section 3.5 of the Disclosure Memorandum, there are no Legal Actions pending or, to the best of either Seller's knowledge, threatened against either Seller, whether at law or in equity and whether civil or criminal in nature, before or by any federal, state, municipal or other court, arbitrator, governmental department, commission, agency or instrumentality, domestic or foreign, nor are there any judgments, decrees or orders of any such court, arbitrator, governmental department, commission, agency or instrumentality outstanding against either Seller (i) which relate to the Acquired Assets or the Business; or (ii) which seek specifically to prohibit, restrict or delay consummation of the transactions contemplated hereby or fulfillment of any of the conditions of this Agreement.

         3.6 Defaults. Except as listed on Section 3.6 of the Disclosure Memorandum, (i) there is not, with respect to any Contract or Service Agreement, any existing default, or event of default, or event which with or without due notice or lapse of time or both would constitute a default or event of default, on the part of either Seller or, to the best of either Seller's knowledge, any other party thereto, except for such defaults as to which requisite waivers or consents have been obtained or the obtaining of which has been expressly waived in writing by Buyer; (ii) neither Seller has any knowledge that any Contract,

Service Agreement, Software License or Authorization will be terminated or not renewed; and (iii) all relations between Essex and its customers, vendors, suppliers, licensors and the relevant governmental or regulatory authorities are, to the best of Sellers' knowledge, in good standing.


         3.7 Equipment, etc. All Equipment and Software being purchased and transferred to Buyer hereunder is in good working order, reasonable wear and tear excepted, and is usable in the ordinary course of business.

         3.8 Title to Acquired Assets. Except as provided in Section 3.8 of the Disclosure Memorandum, Essex has, and from and after the Closing, Buyer shall have, good, marketable and indefeasible title to all of the Acquired Assets, free and clear of any and all liabilities, mortgages, conditional sales agreements, security interests, leases, liens, pledges, encumbrances, deeds of trust, equities, charges, claims, imperfections of title or other burdens affecting Essex' title to the Acquired Assets.

         3.9 Capitalization. All issued and outstanding shares of capital stock of Essex are duly authorized, validly issued, fully paid and non-assessable and held of record and beneficially by ELEC. Except as provided in Section 3.9 of the Disclosure Memorandum, there are no options, warrants, rights of conversion or other rights, agreements, arrangements or commitments relating to the capital stock of Essex obligating it to issue or sell any shares of capital stock of, or other equity interests in, Essex, which outstanding shares shall be released on or before the Closing Date.

         3.10 Absence of Changes. Except as provided in Section 3.10 of the Disclosure Memorandum, since May 31, 2002, Essex has operated the Business in the usual and ordinary course, and there has not been (a) any material adverse change in the operations, properties or condition (financial or otherwise) of the Business; (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Business or the Acquired Assets, or that could reasonably be expected to materially and adversely affect the Business or the Acquired Assets; or (c) any material loss of, or deterioration of relations with, customers or suppliers of Essex, the Business or the Acquired Assets.

         3.11 Expenses of the Business. Except as provided in Section 3.11 of the Disclosure Memorandum, Essex is not delinquent in the payment of any bills, taxes, fees, charges, expenses, debts, commissions, or other amounts due relating to the Acquired Assets.


         3.12 Taxes. Except as provided in Section 3.12 of the Disclosure Memorandum, Essex has filed or caused to be filed, all federal, state and local tax returns which are required to be filed by it in connection with the Business, and has paid or caused to be paid, or has made adequate provisions on its books (i.e., reserves) for amounts sufficient for the payment of, all taxes as shown on such returns or on any assessment received by it, and has made all estimated tax payments required to be made by it in order to avoid the imposition of penalties, interest and other additions to tax. No tax liens have been filed against Essex, and Essex has not been notified of or otherwise have knowledge of, any claim being asserted with respect to any such taxes. There is no action, suit, proceeding, investigation or audit pending or threatened against Essex in respect of any tax or assessment, nor is any claim for additional tax or assessment being asserted by any taxing authority whatsoever. All taxes which Essex is required by law to withhold or collect have been duly withheld or collected and, to the extent required, paid over to the proper governmental authorities on a timely basis. All ad valorem taxes which are due and owing have been paid. No prior tax return of Essex has been audited and except as listed on Section 3.12 of the Disclosure Memorandum, none of the officers, directors or employees of ELEC or Essex have been notified or otherwise advised that such an audit may occur.

         3.13 Employee Matters. Except as provided in Section 3.13 of the Disclosure Memorandum, Essex has complied in all material respects with all federal, state and local laws, rules and regulations relating to the employment of labor, including but not limited to those related to wages, hours and payment of withholding and unemployment taxes. Essex has withheld all amounts required by law or agreement to be withheld from wages or salaries of its employees and is not liable for any arrearage of wages or any taxes or penalties for failure to comply with any of the foregoing. Except as expressly provided in the Consulting and Funding Agreement or this Agreement, Buyer will not be obligated to employ any employee of ELEC or Essex or to make any payment or provide any benefits to any employee of ELEC or Essex on account of services rendered prior to the Closing Date. Neither Seller is a party to any collective bargaining agreement or pension or profit sharing or other employee benefit plan which would require Buyer, as purchaser of the Acquired Assets, to assume or become obligated to pay any of the obligations or liabilities of Sellers under any such collective bargaining agreement or pension or profit sharing or other employee benefit plan.

         3.14 Full Disclosure. Sellers have disclosed to Buyer all facts material to the Acquired Assets and the Business (financial or otherwise). To the best of both Seller's knowledge or belief, no representation or warranty to Buyer contained in this Agreement, and no statement contained in the Disclosure Memorandum, or any certificate, list or other writing furnished to Buyer pursuant to the provisions hereof, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

         3.15 No Brokers. Neither ELEC nor Essex has engaged, consented to or authorized any broker, finder, investment banker or other third party to act on its behalf, either directly or indirectly, as a broker or finder in connection with this Agreement and the transactions contemplated hereby.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer makes the following representations and warranties to Sellers, each of which shall be deemed material, and Sellers, in executing, delivering and consummating this Agreement, have relied upon the correctness and completeness of each of such representations and warranties:

         4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has the requisite corporate power and authority to own all of its properties and assets and carry on its business as now being conducted.

         4.2 Authority Relative to this Agreement. Buyer has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes Buyer's valid, binding and enforceable obligation.

         4.3 No Violations. Neither the execution, delivery and performance of this Agreement, the consummation by Buyer of the transactions contemplated hereby nor compliance by Buyer with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Buyer; (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Buyer is a party or by which Buyer may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or the obtaining of which has been expressly waived in writing by Sellers; (iii) violate any order, writ, injunction, decree, statute, rule, regulation or ordinance applicable to Buyer.

                                    ARTICLE 5
                         OTHER AGREEMENTS OF THE PARTIES

         5.1 Conduct of Business. On and after the Effective Date and prior to the Closing, Essex shall be managed in accordance with the Consulting and Funding Agreement.

         5.2 Forbearances by Sellers. The parties acknowledge and agree that, after the Effective Date, and prior to the Closing Date, the Business shall be conducted pursuant to the Consulting and Funding Agreement. Notwithstanding the foregoing, and with the express understanding that Essex shall not be liable or responsible for the acts or omissions of Buyer or its representatives acting under or in accordance with the Consulting and Funding Agreement, except as otherwise provided in this Agreement or the Consulting and Funding Agreement, Essex will not, after the Effective Date and prior to the Closing, without the prior written consent of Buyer:

         (a) sell, dispose of, transfer or encumber any of the Acquired Assets except in the ordinary course of business;

         (b) mortgage, pledge or otherwise encumber any of the Acquired Assets;

         (c) amend, modify or cancel any Contract, Service Agreement, Software License or Authorization except in the ordinary course of business;

         (d) make any commitments for capital expenditures related to the Business and the Acquired Assets except in the ordinary course of business;

         (e) enter into any contract relative to the Business which will require an expenditure of more than $1.00;

         (f) cause or permit Essex to make or pay any dividend or distribution of cash or property to any person, or to increase in any manner any compensation payable to any of its directors, officers or employees;


         (g) alter in any way the manner in which Essex has regularly and customarily maintained its books of account and records; or

         (h) enter into any agreements to do any of the things described in clauses (a) through (g) above.

         5.3 Negotiations with Others. From and after the Effective Date to the Closing, Sellers will not, directly or indirectly, without the written consent of Buyer, encourage, participate in or initiate discussions or engage in negotiations with any corporation, partnership, person or entity, other than Buyer, concerning any possible proposal regarding the acquisition other than in the ordinary course of business of part or all of the Acquired Assets.

         5.4      Intentionally deleted.

         5.5      Cooperation Regarding Tax Matters and Document Filings.

         (a) Sellers, on the one hand, and Buyer, on the other hand, shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any report with the Securities and Exchange Commission (the "Commission") or Tax commission, any Tax return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, or in conducting any audit or other proceeding. Such cooperation and information shall be provided to the requesting party at no or a de minimus cost (unless the same would be unreasonable), and shall include but not be limited to the provision of copies of all relevant Tax returns, documents and records, or portions thereof, relating to the Acquired Assets and the Business. Sellers and Buyer shall make their respective employees available on a mutually and reasonably convenient basis to provide explanation of any documents or information provided hereunder, and shall retain all returns, schedules and work papers and all material records or other documents relating to Tax matters pertaining to the Acquired Assets and the Business for the taxable year of Sellers and Buyer ending after the Closing Date and for all previous years, until the expiration of the statute of limitations of the taxable years to which such returns and other documents relate (and, to the extent notified by the other party in writing, any extensions thereof). Any information obtained under this Section 5.5 shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

         (b) If in order properly to prepare documents to be filed with governmental authorities or its financial statements, it is necessary that any party hereto be furnished with additional information relating to the Acquired Assets and the Business and such information is in the possession of another party hereto, the party possessing such information agrees to use its best efforts to furnish such information to the party requesting it, at such requesting party's sole cost and expense.


         5.6 Books and Records. Buyer agrees that it shall preserve and keep all books and records of Sellers identified as Acquired Assets in Section 2.2(d) hereof, in Buyer's possession for a period of at least three (3) years from the Closing Date. During such three (3) year period, Buyer shall cooperate reasonably with Sellers and allow duly authorized representatives of Sellers to have access to such books and records, upon reasonable prior written notice to Buyer, and during Buyer's normal business hours, in order to examine, inspect and copy such books and records, provided, however, that Sellers shall be permitted to keep the originals of all financial, profit and loss analyses and tax related items and produce copies of same to Buyer.

         5.7 Bulk Sales Law. Buyer hereby waives compliance by Sellers with the provisions of all applicable state bulk sales laws, and Essex agrees to protect, defend, save harmless and indemnify Buyer pursuant to the procedures set forth in Article 8 hereof from and against any and all claims of creditors or taxing authorities that are asserted against Buyer by reason of such noncompliance to the extent that such claims or the underlying liabilities are not Assumed Liabilities.

         5.8 Confidentiality. Sellers, on the one hand, and Buyer, on the other hand, shall hold, and shall cause its respective officers, directors, shareholders, employees, representatives, consultants and advisors and their respective affiliates to hold, in strictest confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law (in which case, where reasonably possible, notice of such required disclosure shall be given to the affected party prior to such disclosure, except that no notice need be given with regard to disclosures made pursuant to filings with and reports to the Commission), the entire contents hereof, as well as any and all documents executed in connection herewith and all documents and information obtained by it with respect to the other in connection with the transactions contemplated hereby, except to the extent that such information can be shown to have been or to have become (i) generally available to the public other than as a result of wrongful disclosure by the officers, directors, shareholders, employees, representatives, consultants or advisors of the party receiving such documents and information; (ii) made available to the public on a non-confidential basis from a source other than the officers, directors, shareholders, employees, representatives, consultants or advisors of the party receiving such documents and information; or (iii) known to the party receiving such information prior to the date of the disclosure of such information. However, nothing contained in this Section 5.8 shall preclude the disclosure of such information on the condition that it remain confidential to auditors, attorneys, lenders, investors or potential investors, financial advisors and other consultants and advisors in connection with the performance of their duties in preparation for consummation of the transactions contemplated hereby. In addition, any party hereto may disclose the contents hereof with the prior written consent of the other parties hereto, which consent shall not be unreasonably denied or withheld. It is understood and agreed that the respective obligations of the parties contained in this Section 5.8 shall survive indefinitely.


         5.9 Further Assurances. Subject to the terms and conditions herein provided, each party hereto agrees to cooperate with the other parties hereto, on the Effective Date or promptly thereafter, to obtain all consents and approvals of third parties, whether private or governmental, which may be reasonably necessary to implement the provisions of this Agreement. Each party hereto further agrees to cooperate fully with the other parties hereto, and at the reasonable request of any party hereto (the "Requesting Party") on and after the Closing Date, each such party shall, without further consideration, execute and deliver, or cause to be executed and delivered, such additional deeds, assignments, bills of sale, consents and other similar instruments, in form and substance satisfactory to the Requesting Party as such Requesting Party may reasonably deem necessary or desirable. No party, however, shall be required to initiate any litigation, make any substantial payment or incur any material economic burden in connection with the obtaining of any such consent or approval.

         5.10 Miscellaneous Other Agreements. In consideration of the mutual covenants set forth herein, the parties agree as follows:

         (a) Covenant Not to Compete/Covenant Not to Solicit. (i) Except as provided in Section 5.10(a) of the Disclosure Memorandum, each of ELEC and Essex agree that, for a period of three (3) years following the Closing Date, they shall not, directly or indirectly, within any state in which the services provided by Essex were provided as of the Closing Date (the "Territory"), whether individually, or as a principal, partner, shareholder, director, officer, employee, agent of or consultant for any firm, corporation, partnership or other entity, (x) solicit or cause or authorize to be solicited, for or on behalf of itself or any third party, any customer of the Business from the Closing Date without Buyer's prior written consent. Without limiting any other remedies, if in the eighteen (18) month period following the Effective Date, any customer of the Business, other than those listed on Section 2.3 of the Disclosure Memorandum, terminates its or their relationship with Essex and/or Buyer and transfers or otherwise establishes a customer relationship with ELEC, its subsidiaries, affiliates or assigns, a $200 fee shall be due and owing to Buyer on written demand for each underlying line transferred or established therewith.

         (i) Each of Seller and Essex further agree, that for a period of one
(1) year following the Closing Date, they shall not, directly or indirectly, whether individually or as a principal, partner, shareholder, director, officer, employee, agent of or consultant for any firm, corporation, partnership or other entity, (x) seek to persuade any director, officer, employee, agent or consultant (including but not limited to a Transferred Employee), whether formerly affiliated with Essex or now affiliated with Buyer or any successor-in-interest to or assignee of the business or assets of Buyer, to discontinue that individual's status or employment with Buyer or any such successor or assignee, or to become employed in any activity substantially similar to or in any way competitive with the activities of Buyer or any such successor or assignee; or (y) hire or retain any such individual, in each case without the prior written approval of Buyer or any such successor or assignee. Notwithstanding anything in this Subsection 5.10(a)(i), Seller or Essex may hire, without notification to Buyer, any individual whose employment or affiliation with Buyer or Essex has been terminated from and after the Effective Date.

         (ii) In the event of a breach by ELEC or Essex or any such person or entity of any provision contained in subsection 5.10(a), the parties hereto agree that Buyer or any successor-in-interest to or assignee of the business or assets of Buyer, as the case may be, shall be without an adequate remedy at law, and in addition to any other rights, remedies or damages available to it at law or in equity, Buyer or such successor or assignee shall be entitled to such temporary and permanent injunctive relief as shall be necessary or appropriate to prevent or restrain any such breach or threatened breach, without the necessity of proving damages, without prejudice to any other remedies which Buyer or such successor or assignee may have at law or in equity, and without obligation to post any security in connection therewith.


         (iii) It is expressly understood and agreed that any and all provisions contained in subsection 5.10(a) may be assigned by Buyer without either Seller's consent, in which case such assignee shall be entitled to the benefits thereof to the same degree and extent as Buyer.

         (b) Change of Name. Promptly following the Closing Date, Essex shall file with the Secretary of State of the State of New York an amendment to its Articles of Incorporation changing its name to such name as shall not include the words "Essex" or any variant thereof. After the Closing Date, Sellers nor any entity controlled, directly or indirectly, by Sellers will use, or permit the use of, the name of Essex, or any name deceptively similar thereto.

         (c) Expenses of the Parties. Except as otherwise provided herein, each party hereto shall be responsible for its own expenses in connection with all matters relating to this Agreement and the transactions contemplated hereby, provided, however, upon delivery of detailed receipts or invoices, Buyer shall pay on the Closing Date the reasonable expenses, including, but not limited to, attorneys' fees of ELEC's counsel, Pryor Cashman Sherman & Flynn, LLP, and ELEC accountants, an amount not to exceed $40,000 in connection with Sellers efforts to obtain shareholder approval of the transactions contemplated hereby, and the additional sum of $12,500 for transaction related legal fees shall be payable immediately following the successful obtainment of shareholder approval of the transaction contemplated hereby.

         5.11 Maintenance of Essex Post-Closing. It is expressly understood and agreed that, if the Closing occurs, Essex will not file a voluntary petition in bankruptcy for a period of at least ninety (90) days after the Closing Date.

         5.12 Further Cooperation. Each of the Sellers and Buyer shall cooperate, and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                                    ARTICLE 6
                         EMPLOYEES AND EMPLOYEE MATTERS

         6.1 Transferred Employees. Sellers have previously delivered to Buyer a list of all employees engaged in the Business, more particularly detailed on
Section 6.1 of the Disclosure Memorandum, as of the most recent date for which such information is available, and will afford Buyer's representatives an opportunity, prior to the Closing, to offer employment with Buyer after the Closing to any and all of such persons, whether salaried or hourly employees, who Buyer in its sole discretion desires to employ. Those employees selected by Buyer for employment and who elect to become employees of Buyer after the Closing are hereinafter referred to as "Transferred Employees" and shall be considered employees of Buyer effective as of the Closing Date.


         6.2 Worker's Compensation. Buyer shall assume responsibility for any worker's compensation claim made by any Transferred Employee arising from events occurring on and after the Closing Date, and Essex shall retain responsibility for any worker's compensation claim made by any employee of Essex or any Transferred Employee that arises from events occurring before the Closing Date.

         6.3 Vacation and Sick Pay. Buyer shall assume responsibility for those employees listed on Section 6.1 of the Disclosure Memorandum accruing prior to the Closing Date. Provided this Agreement closes in accordance with its terms, Buyer shall assume responsibility for all unpaid salaries, vacation and sick pay of the Transferred Employees under and pursuant to the Essex employment plans and policies.

         6.4 Employee Benefit Plans. Buyer will provide health, insurance, disability or other employee welfare/benefit plans or arrangements for the Transferred Employees.

         6.5 Administration. Sellers, on the one hand, and Buyer, on the other hand, shall make their appropriate employees available to the other at such reasonable times (and upon such reasonable terms) as may be necessary for the proper administration by the other of any and all matters relating to employee benefits and worker's compensation claims affecting their employees.

                                    ARTICLE 7
                              CONDITIONS OF CLOSING

         7.1 Conditions Precedent to the Obligation of the Buyer to Close. The obligation of the Buyer to enter into and complete the Closing is subject, at its option, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it in its sole and absolute discretion:

         (a) Representations and Covenants. The representations and warranties of Sellers contained in this Agreement shall be and remain true in all material respects as and when made, and, except for actions or events arising on or after the Effective Date, on and as of the Closing Date as if then made. Sellers shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date. Sellers shall have delivered to Buyer a certificate, dated the Closing Date and signed by Sellers to the foregoing effect and stating that all conditions to the Buyer's obligations hereunder have been satisfied.

         (b) Governmental Permits and Approvals. All necessary permits and approvals from the governmental and regulatory bodies in those jurisdictions listed on Section 7.1(b) of the Disclosure Memorandum which are required to enable Buyer to provide telecommunication services in such jurisdictions, shall have been obtained and delivered to Buyer.

         (c) Third Party Consents. All consents, permits and approvals from parties to the interconnect agreements of Essex listed on Section 7.1(c) of the Disclosure Memorandum, as well as from such other parties which are required to enable Buyer to provide telecommunication services in the jurisdictions identified in Section 7.1(b) of the Disclosure Memorandum, shall have been obtained and delivered to Buyer.


         (d) Shareholder Approval. Buyer shall have received the favorable approval of the sale contemplated hereby from the shareholders of ELEC and Essex. Sellers shall use their prompt best efforts to secure such affirmative shareholder votes from the date of execution hereof, of ELEC's officers, directors, 5% shareholders and affiliates.

         (e) Agreement with Verizon. Buyer shall have entered into an agreement acceptable in Buyers sole discretion, providing for the resolution of all outstanding claims asserted by Verizon Services Corp. against Sellers.

         (f) Financing Agreement. Buyer shall have entered into an agreement acceptable in Buyer's sole discretion, providing for the existing and continued financing of the Business.

         (g) Lease Agreement. The lease agreement at the office location currently occupied by Essex, substantially in the form attached hereto as Exhibit E, shall be in full force and effect.

         (h) Software Billing Agreement. The Software Billing Agreement, substantially in the form attached hereto as Exhibit F, shall be in full force and effect.

         (i) Litigation. No claim, action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any party, governmental agency or body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the reasonably justified opinion of the Buyer, an adverse effect on the Acquired Assets or the Business.

         (j) Books and Records. Seller shall cause Essex to deliver to Buyer all of the books and records maintained by Essex in connection with the operation of the Business and the Acquired Assets.

         (k) Other Documents. The Seller shall have delivered at or prior to Closing all such certified resolutions, certificates, certificate of good standing, instruments, corporate documents or other papers as the Buyer, or its counsel, may reasonably request or reasonably desire to carry out the intent and purpose of this Agreement.

         (l) Customer Lines. In connection with the customer lines acquired pursuant to the transaction contemplated by this Agreement, Buyer will have a sixty (60) day period following the Effective Date to verify that the actual number of customer lines as of the Effective Date, is not less than 95% of the number of customer lines detailed by Sellers in Section 2.2(a) of the Disclosure Memorandum. In the event the actual number of customer lines is less than 95% of such number of customer lines, Buyer may, in its sole discretion, refuse to proceed to a Closing without the consequence of penalty or claim by Sellers. In the event the transaction contemplated by this Agreement is terminated for any reason other than by mutual consent or Buyer's breach, as provided in Section 9.1(b) or 9.1(e), Buyer may acquire all lines in excess of that number of customer lines existing as of the Effective Date for an aggregate cost of $1.00.

         (m) No Material Adverse Changes. The number of customer lines detailed by Sellers on Section 2.2 (a) of the Disclosure Memorandum shall not be less than 75% of such number of customer lines on and as of the Closing Date, not including the loss of any customer lines associated with Telebeam Communications, Inc. Further, on and as of the Closing Date, the amount of the Assumed Liabilities, excluding all liabilities payable to Verizon Services Corp., shall not exceed $2,250,000, excluding any amounts borrowed prior to the Closing Date for payments to Verizon Services Corp.

         7.2 Conditions Precedent to the Obligation of Sellers to Close. The obligation of the Sellers to enter into and complete the Closing is subject, at their option, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it in its sole and absolute discretion:

         (a) Representations and Covenants. The representations and warranties of Buyer contained in this Agreement shall be and remain true in all material respects as and when made, and, except for actions or events arising on or after the Effective Date, on and as of the Closing Date as if then made. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. Buyer shall have delivered to Sellers a certificate, dated the Closing Date and signed by Buyer to the foregoing effect and stating that all conditions to the Buyer's obligations hereunder have been satisfied.

         (b) Board of Directors and Shareholder Approval. ELEC shall have received the favorable approval of the purchase contemplated hereby from the shareholders of ELEC.

         (c) Lease Agreement. The lease agreement at the office location currently occupied by Essex, substantially in the form attached hereto as Exhibit E, shall be in full force and effect.

         (d) Software Billing Agreement. The Software Billing Agreement, substantially in the form attached hereto as Exhibit F, shall be in full force and effect.

         (e) Opinion of Counsel. Sellers shall have been provided the favorable opinion of Buyer's counsel, dated the Closing Date, addressed to Sellers, in form and substance reasonably satisfactory to Sellers and its counsel, which opinion shall be limited solely to the favorable opinion with respect to the authority of Buyer to consummate the transaction contemplated hereby.

         (f) Litigation. No claim, action, suit or proceeding shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any party, governmental agency or body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the reasonably justified opinion of Sellers, an adverse effect on the Acquired Assets or the Business.


         (g) Other Documents. Buyer shall have delivered at or prior to Closing all such certified resolutions, certificates, certificates of good standing, instruments, corporate documents or other papers as Sellers, or its counsel, may reasonably request or reasonably desire to carry out the intent and purpose of this Agreement.

                                    ARTICLE 8
                                 INDEMNIFICATION

         8.1 Survival of Representations and Warranties. The respective representations and warranties of the parties contained in this Agreement shall survive the Closing until the first year anniversary thereof (the "Survival Date"), at which time they shall lapse; provided, however, that the representation and warranty of Sellers contained in Section 3.8 hereof shall survive indefinitely and any representation or warranty in respect of which indemnity may be sought under Section 8.2 hereof shall survive the Survival Date, if notice, given in good faith, of the specific inaccuracy in or breach thereof giving rise to a claim for indemnification shall have been given to the party from which indemnification is sought prior to the Survival Date. No investigation by any of the parties, heretofore or hereafter made, shall affect the survival of any representation or warranty contained herein.

         8.2 Cross Indemnity.

         (a) Subject to the terms and conditions of this Agreement and the limitations contained in this Article 8, Sellers shall, jointly and severally, indemnify and hold harmless Buyer and any affiliate thereof from and against (i) any breach of a representation or warranty made by either Seller in this Agreement or in any instrument, agreement or other document executed in connection herewith; (ii) the breach of any covenant or agreement of either Seller contained in this Agreement or in any instrument, agreement or other document executed in connection herewith (provided, however, that ELEC shall not be liable under this Section 8.2 for any breach by Essex); (iii) any liability or obligation of any Seller not specifically assumed by Buyer pursuant to this Agreement; and (iv) any reasonable costs (including but not limited to reasonable attorneys' and accountants' fees) incurred by Buyer or any affiliate thereof in connection therewith.

         (b) Subject to the terms and conditions of this Agreement and the limitations contained in this Article 8, Buyer shall indemnify and hold harmless the Sellers from and against (i) any breach of a representation or warranty made by Buyer in this Agreement or in any instrument, agreement or other document executed in connection herewith; (ii) the breach of any covenant or agreement of Buyer contained in this Agreement or in any instrument, agreement or other document executed in connection herewith; (iii) any liability or obligation of either Seller which is being specifically assumed by Buyer pursuant to this Agreement; and (iv) any reasonable costs (including but not limited to reasonable attorneys' and accountants' fees) incurred by either Seller or affiliate thereof in connection therewith.



         8.3 Third Party Claims.

         (a) Except as otherwise provided herein, the procedures set forth in the following paragraphs of this Section 8.3 shall apply to indemnification of claims resulting from the assertion of liability by persons or entities not parties to this Agreement.

         (b) The party seeking indemnification (the "Indemnified Party") shall, as promptly as reasonably practicable, give written notice to the party from which indemnification is sought (the "Indemnifying Party") of any assertion of liability by a third party which might give rise to a claim by the Indemnified Party against the Indemnifying Party based on the indemnity agreements contained in this Agreement or in any document executed and delivered in connection herewith, stating the nature and basis of the assertion and the amount thereof to the extent known. Failure on the part of the Indemnified Party to give prompt notice to the Indemnifying Party shall not limit or otherwise affect such Indemnified Party's right to indemnification hereunder so long as the Indemnifying Party is not materially adversely affected.

         (c) In the event that any Legal Action is brought against an Indemnified Party with respect to which the Indemnifying Party may have liability under an indemnity agreement contained in this Agreement or in any document executed and delivered in connection herewith, the Indemnifying Party shall have the right, at its sole cost and expense, to defend the Indemnified Party against such Legal Action (and any appeal and review thereof), with counsel reasonably acceptable to the Indemnified Party (and if Indemnified Party is Buyer, with counsel chosen by Buyer, and reasonably acceptable to Indemnifying Party). In any such Legal Action, the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its own expense, and the Indemnifying Party shall keep the Indemnified Party fully informed as to such proceeding at all stages thereof, whether or not the Indemnified Party is represented by its own counsel.

         (d) Until the Indemnifying Party shall have assumed the defense of such Legal Action, or if the Indemnified and Indemnifying Parties are both named parties in such Legal Action and the Indemnified Party shall have reasonably concluded that there may be defenses available to it that are different from or in addition to the defenses available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such Legal Action but shall remain responsible for its obligation as an indemnitor), all legal and other reasonable expenses incurred by the Indemnified Party as a result of such Legal Action, shall be borne solely by the Indemnifying Party. In such event the Indemnifying Party shall make available to the Indemnified Party and its attorneys and accountants, for review and copying, all of its books and records relating to such Legal Action and the parties agree to render to each other such assistance as may reasonably be requested in order to facilitate the proper and adequate defense of any such Legal Action.

         (e) The Indemnifying Party shall not make any settlement of any claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunction or other equitable relief against the Indemnified Party or its assets, employees or business. The Indemnified Party shall be entitled to receive a general release for its benefit in any settlement, without obligation to pay any money or other consideration therefor.


         (f) Notwithstanding anything to the contrary contained in this Article 8, no claim for indemnification hereunder shall be made unless any single claim or group of claims (whether or not related) exceeds Fifty Thousand Dollars ($50,000.00), and in the case of claims in excess of Fifty Thousand Dollars ($50,000.00), the initial Fifty Thousand Dollars ($50,000.00) shall be subject to indemnification.

                                    ARTICLE 9
                                   TERMINATION

         9.1 Termination of Agreement. The parties may terminate this Agreement prior to the Closing as follows:

         (a) Buyer, on the one hand, and the Sellers, on the other hand, may terminate this Agreement by mutual written consent;

         (b) Either Buyer, on the one hand, or the Sellers, on the other hand, may terminate this Agreement on thirty (30) days written notice if the other party is in breach of this Agreement and such breach is not cured within such thirty (30) day period;

         (c) Either Buyer, on the one hand, or the Sellers, on the other hand, may terminate this Agreement upon written notice if the Closing shall not have occurred on or prior to December 31, 2002, unless extended by mutual agreement of the parties; or

         (d) Buyer may immediately terminate this Agreement upon written notice if Sellers terminate the Consulting and Funding Agreement.

         (e) Sellers may terminate this Agreement upon written notice to Buyer if Buyer breaches in any material respect its obligation under Section 3(b) of the Consulting and Funding Agreement, or if Buyer does not notify Sellers in writing on or prior to that date which is thirty days after the Effective Date that Closing Conditions 7.1(e) and 7.1(f) have been satisfied to its satisfaction, provided, however, Buyer shall have two additional weeks beyond the date of such notification with respect to Closing Conditions 7.1(e) and 7.1(f) to secure satisfaction with respect thereto.


         9.2 Effect of Termination. If either Buyer, on the one hand, or the Sellers, on the other hand, terminate this Agreement pursuant to Section 9.1,
(a) each of Buyer and the Sellers will redeliver to the party furnishing the same or destroy all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof; (b) neither the Sellers nor Buyer shall make or issue, or cause to be made or issued, any announcement or written statement concerning termination of this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior written consent of the other parties except as required by law or legal process; and (c) this Agreement shall become wholly void and of no force or effect, without any liability or further obligation on the part of the Sellers or Buyer or any director, officer, or principal thereof, except for liabilities of one party hereto to another arising from a breach of this Agreement prior to termination in accordance with
Section 9.1 (including without limitation the breach of a representation or covenant that results in the failure of the Closing to occur) and except that the provisions set forth in this Section 9.2 shall survive such termination.

         9.3 Liquidated Damages. (a) In the event that Sellers shall fail to consummate the transactions contemplated hereby due to a termination of this Agreement for reasons other than a material uncured breach hereof by Buyer, then the parties hereto agree that, within ten (10) business days after such termination, Essex shall (i) pay to Buyer as reasonable liquidated damages therefor, the sum of One Million Dollars ($1,000,000) in cash, by certified company check, bank check, or wire transfer of immediately available funds to a depository designated by such other party; and (ii) sell to Buyer all Customer Lines in the State of New York at a cost of $50 per line.

         (b) The parties hereto agree that the foregoing liquidated damages are reasonable in light of the anticipated or actual harm caused by the aforesaid failure to consummate (including but not limited to, valuable time and monies lost by Buyer, as a result of due diligence activities (including operational, legal and accounting investigations, and UCC lien and judgment searches) performed, funds advanced, escrowed or otherwise reserved, expenditures made, or charges incurred in good faith and in reliance upon the consummation of the transactions contemplated hereby), the difficulties of proof of loss, and the inconvenience or nonfeasibility of otherwise obtaining an adequate remedy.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         10.1 Notices. All notices and other communications required or permitted hereunder shall be in writing (including facsimile or similar written transmission) and shall be given:

         (a)  If to Buyer:
                                    Essex Acquisition Corp.
                                    6590 West Rogers Circle, Ste #6
                                    Boca Raton, Florida 33487
                                    Attn:   Kenneth Baritz
                                    Fax:    561/431-3900

                                    with a copy to:
                                    --------------

                                    Dreier Baritz & Colman
                                    150 East Palmetto Park Road, Suite 750
                                    Boca Raton, Florida 33432
                                    Attn:   Neil S. Baritz, Esq.
                                    Fax:    (561)750-0910

          (c)  If to either Seller:
                                    eLEC Communications Corp.

                                    543 Main Street
                                    New Rochelle, NY 10801
                                    Attn:   Paul Riss
                                    Fax:    914/632-8411

                                    with a copy to:
                                    ---------------

                                    Pryor Cashman Sherman & Flynn LLP
                                    410 Park Avenue
                                    New York, New York 10022
                                    Attn:   Eric M. Hellige, Esq.
                                    Fax:    212/326-0806

or to such other person or address or telecopier number as the party to whom notice is to be given may have furnished the other parties in writing by like notice. If mailed, any such communication shall be deemed to have been given on the third business day following the day on which the communication is posted by registered or certified mail (return receipt requested). If sent by overnight mail or fax, any such communication shall be deemed to have been given at the end of business on the next business day, or the day of confirmation (provided that such day is a business day), respectively. If given by any other means, any such communication shall be deemed to have been given when delivered to the address specified in this Section.

         10.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         10.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.4 Amendment. This Agreement and the exhibits and schedules attached hereto may be amended, modified or supplemented only by written agreement of the parties hereto.

         10.5 Extension; Waiver. At any time after the Closing, any party to this Agreement which is entitled to the benefits hereof may (a) extend the time for the performance of any of the obligations of another party hereto, (b) waive any misrepresentation (including an omission) or breach of a representation or warranty of another party hereto, whether contained herein or in any exhibit, schedule or document delivered pursuant hereto, or (c) waive compliance of another party hereto with respect to any of the terms, conditions or provisions contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed by the party or parties giving the extension or waiver.


         10.6. Publicity. None of the parties hereto shall make any disclosure to the public concerning this Agreement or the transactions contemplated hereby other than with the express written consent of the other parties hereto, except as may be required by law, or by rule, regulation or announcement of a governmental or quasi-governmental agency. To the extent reasonably practicable, any press release proposed to be issued by any party hereto shall be submitted to the other parties hereto for approval, which approval shall not be unreasonably withheld or delayed.

         10.7 Severability. If any provision, or part thereof, of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed so that it would be valid, legal and enforceable to the fullest extent permitted by Applicable Law.

         10.8 Miscellaneous. This Agreement (a) constitutes the entire agreement and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, between or among the parties with respect to the subject matter hereof; (b) except as otherwise provided herein, is not intended to and shall not confer upon any other person or business entity, other than the parties hereto and their successors and assigns, any rights or remedies with respect to the subject matter hereof; (c) may be assigned by any party hereto upon written notice to the other parties hereto (it being understood and agreed that in such case the assignor shall remain liable for satisfaction of its obligations hereunder, notwithstanding such assignment); and (d) shall be governed in all respects by the laws of the State of New York without regard to its laws or regulations relating to conflict of laws.

                           [signature page to follow]

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed in their individual capacity or by their respective officers thereunto duly authorized on the date first above written.



ESSEX ACQUISITION CORP.             ELEC COMMUNICATIONS CORP.


By:      /s/ Kenneth Baritz           By:      /s/ Paul Riss
         -----------------------               ------------------------
Name:    Kenneth Baritz               Name:    Paul Riss
         -----------------------               ------------------------
Title:   Chief Executive Officer     Title:    Chief Executive Officer
         -----------------------               ------------------------



                                               ESSEX COMMUNICATIONS INC.

                                               By:      /s/ Paul Riss
                                                        -----------------------
                                               Name:    Paul Riss
                                                        -----------------------
                                               Title:   Chief Executive Officer
                                                        -----------------------

                                                                      Appendix B

                   New York laws regarding Dissenter's Rights

Section 623. Procedure to enforce shareholder`s right to receive payment for shares.

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders` authorization date, which term as used in this section means the date on which the shareholders` vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters` rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter`s rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders` authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by:

     (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or

     (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates.

If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters` rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders` authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders` authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

          (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

          (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter`s rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders` authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder`s right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert`s reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

          (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (6) The final order shall include an allowance for interest at such rate as the court finds to be equitableI, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following:

               (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay;

               (B) that no offer or required advance payment was made by the corporation;

               (C) that the corporation failed to institute the special proceeding within the period specified therefor; or

               (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith.

     In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

     (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

     (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

     (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

     (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e) (2) of section 907 (Merger or consolidation of domestic and foreign corporations).

Section 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange.

(a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder`s right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

     (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

          (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

               (i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or para- graph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

               (ii) To a shareholder of the surviving corporation in a merger author- ized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

               (iii) Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or deposi- tory receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of sharehold- ers to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

          (B) Any sale, lease, exchange or other disposition of all or substan-tially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the sharehold- ers` approval thereof is conditioned upon the dissolution of the corpo- ration and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

          (C) Any share exchange authorized by section 913 in which the corpo-ration is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be avail- able to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(2) Any shareholder of the subsidiary corporation in a merger author- ized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in para- graph (c) of section 623.

(3) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE


                                 REVOCABLE PROXY
                           eLEC COMMUNICATIONS CORP.


                        SPECIAL MEETING OF SHAREHOLDERS
                This Proxy is Solicited on Behalf of the Board of
                                    Directors


     The undersigned hereby appoint(s) Joel Dupre and Paul Riss, or either of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Shareholders of eLEC Communications Corp. (the "Company") to be held at 543 Main Street, New Rochelle, New York 10801 on Tuesday, November 26, 2002 at 10:00 a.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of votes the undersigned would be entitled to vote if personally present.

     The Board of Directors recommends a vote "FOR" the proposals set forth below.

PROPOSAL 1:


Proposal to approve the sale of substantially all of the assets of Essex Communications, Inc. ("Essex"), a wholly owned subsidiary of the Company, pursuant to the Asset Purchase Agreement dated as of September 3, 2002 by and among the Company, Essex and Essex Acquisition Corp., a wholly-owned subsidiary of BusinessOnline.com, Inc.

                      For        Against       Abstain
                      [_]          [_]           [_]


PROPOSAL 2:



The Election of Directors:
Joel Dupre, Eric M. Hellige and Paul
H. Riss

                                   With-        For All
                      For          hold         Except
                      [_]          [_]           [_]



INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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     In  accordance  with their  discretion,  said  Attorneys  and  Proxies  are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

     This proxy when properly executed will be voted in the manner described herein by theundersigned shareholder. If no direction is made, this proxy will be voted for the Proposal set forth herein. Any prior proxy is hereby revoked.


                                        ________________________________________
    Please be sure to sign and date      Date
      this Proxy in the box below.
________________________________________________________________________________


________________________________________________________________________________
   Stockholder  sign  above                 Co-holder (if any) sign above




 => Detach above card, sign, date and mail in postage paid envelope provided. =>

                           eLEC COMMUNICATIONS CORP.

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     Please sign  exactly as your name  appears on this proxy card.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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